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                              IOS CAPITAL, INC.,
                            ORIGINATOR AND SERVICER

                             IKON RECEIVABLES-1, LLC
                                     SELLER

                                       AND

                            IKON RECEIVABLES, LLC,
                                    ISSUER

                           -------------------------


                       ASSIGNMENT AND SERVICING AGREEMENT

                            Dated as of June 1, 2000

                           -------------------------



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ALL RIGHT, TITLE AND INTEREST OF IKON RECEIVABLES, LLC IN AND TO THIS AGREEMENT HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF BANK ONE, N.A., AS TRUSTEE, UNDER THE INDENTURE DATED AS OF June 1, 2000, FOR THE BENEFIT OF THE PERSONS REFERRED TO THEREIN.

                                TABLE OF CONTENTS

                                                                                                                        Page
R E C I T A L S......................................................................................................    1


SECTION 1.  CAPITAL CONTRIBUTION.....................................................................................    2

      1.01  Capital Contribution of Leases, Etc...................................................................       2
      1.02  Capital Contribution of and Grant of Security Interest in Equipment...................................       2
      1.03  Contribution of Leases; Grant of Security Interest....................................................       2
      1.04  Servicer to Act as Custodian..........................................................................       4
      1.05  No Recourse to IKON Office Solutions, Inc. or Affiliates..............................................       5

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR......................................................       5

      2.01  Corporate Organization and Authority..................................................................       5
      2.02  Business and Property.................................................................................       6
      2.03  Financial Statements..................................................................................       6
      2.04  Equipment and Leases..................................................................................       6
      2.05  Payments..............................................................................................      10
      2.06  Full Disclosure.......................................................................................      10
      2.07  Pending Litigation....................................................................................      10
      2.08  Title to Leases and Equipment.........................................................................      11
      2.09  Transactions Legal and Authorized.....................................................................      11
      2.10  Governmental Consent..................................................................................      11
      2.11  Taxes.................................................................................................      11
      2.12  Compliance with Law...................................................................................      12
      2.13  ERISA.................................................................................................      12
      2.14  Ability to Perform....................................................................................      13
      2.15  Ordinary Course; No Insolvency........................................................................      13
      2.16  Assets and Liabilities................................................................................      13
      2.17  Fair Consideration....................................................................................      13
      2.18  Ability to Pay Debts..................................................................................      13
      2.19  Bulk Transfer Provisions..............................................................................      14
      2.20  Transfer Taxes........................................................................................      14
      2.21  Principal Executive Office............................................................................      14
      2.22  Servicing Provisions Customary........................................................................      14
      2.23  Nonconsolidation......................................................................................      14
      2.24  Capital Contribution Treatment........................................................................      15

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE SELLER..........................................................      15

      3.01  Corporate Organization and Authority..................................................................      15
      3.02  Business and Property.................................................................................      16
      3.03  Ownership and Security Interest.......................................................................      16
      3.04  Title to Leases and Equipment.........................................................................      16
      3.05  Transactions Legal and Authorized.....................................................................      16

      3.06  Governmental Consent.......................................................................................    17
      3.07  Compliance with Law........................................................................................    17
      3.08  Assets and Liabilities.....................................................................................    17
      3.09  Fair Consideration.........................................................................................    18
      3.10  Ability to Pay Debts.......................................................................................    18
      3.11  Bulk Transfer Provisions...................................................................................    18
      3.12  Transfer Taxes.............................................................................................    18
      3.13  Principal Executive Office.................................................................................    18
      3.14  Nonconsolidation...........................................................................................    18
      3.15  Capital Contribution Treatment.............................................................................    19

SECTION 4.  ADMINISTRATION OF LEASES...................................................................................    19

      4.01  Servicer to Act............................................................................................    19
      4.02  Lease Amendments and Modifications.........................................................................    21
      4.03  Non-Performing Leases......................................................................................    22
      4.04  Costs of Servicing; Servicing Fee; Administrative Expenses.................................................    23
      4.05  Other Transactions.........................................................................................    24

SECTION 5.  SERVICER ADVANCES AND ORIGINATOR'S AND SELLER'S SUPPORT....................................................    24

      5.01  Late Lease Payments........................................................................................    24
      5.02  Early Termination Leases...................................................................................    24
      5.03  Indemnification............................................................................................    25
      5.04  Purchases; Other Payments..................................................................................    25
      5.05  Seller's Obligation in Respect of Non-Performing Leases....................................................    26
      5.06  Payment Advices............................................................................................    27

SECTION 6.  INFORMATION TO BE PROVIDED.................................................................................    27

      6.01  Monthly Status Reports; Servicing Reports..................................................................    27
      6.02  Annual Independent Public Accountant's Report..............................................................    29

SECTION 7.  THE SERVICER...............................................................................................    30

      7.01  Merger or Consolidation of the Servicer....................................................................    30
      7.02  Limitation on Liability of the Servicer and Others.........................................................    30
      7.03  Servicer Not to Resign or Be Removed.......................................................................    30
      7.04  Financial and Business Information.........................................................................    31
      7.05  Officers' Certificates.....................................................................................    32
      7.06  Inspection.................................................................................................    32
      7.07  Servicer Records...........................................................................................    33

SECTION 8.  THE ORIGINATOR.............................................................................................    33

      8.01  Merger or Consolidation of the Originator..................................................................    33
      8.02  Control of Seller..........................................................................................    33
      8.03  Financial and Business Information.........................................................................    33
      8.04  Officers' Certificates.....................................................................................    35

      8.05  Books and Records..........................................................................................    35
      8.06  Communications.............................................................................................    35

SECTION 9.  THE SELLER.................................................................................................    35

      9.01  Merger or Consolidation of the Seller......................................................................    35
      9.02  Control of Issuer..........................................................................................    35
      9.03  Information................................................................................................    36
      9.04  Inspection.................................................................................................    36
      9.05  Books and Records..........................................................................................    36
      9.06  Communications.............................................................................................    36

SECTION 10.  DEFAULT...................................................................................................    37

      10.01  Servicer Events of Default................................................................................    37
      10.02  Termination...............................................................................................    39
      10.03  Trustee to Act; Appointment of Successor..................................................................    39
      10.04  Servicer to Cooperate.....................................................................................    40
      10.05  Notification to Noteholders...............................................................................    40
      10.06  Remedies Not Exclusive....................................................................................    41

SECTION 11.  SUBSTITUTION AND ADDITION OF LEASES.......................................................................    41

      11.01  Substitution and Addition.................................................................................    41
      11.02  Procedure.................................................................................................    42
      11.03  Objection and Purchase....................................................................................    43
      11.04  Originator's, Seller's and Servicer's Subsequent Obligations..............................................    44

SECTION 12.  ASSIGNMENT................................................................................................    44

      12.01  Assignment to Trustee.....................................................................................    44
      12.02  Assignment by Originator, Seller or Servicer..............................................................    44

SECTION 13.  NATURE OF OBLIGATIONS AND SECURITY THEREFOR...............................................................    44

      13.01  Obligations Absolute......................................................................................    44
      13.02  Security for Obligations..................................................................................    45
      13.03  Further Assurances; Financing Statements..................................................................    45

SECTION 14.  DEFINITIONS...............................................................................................    46


SECTION 15.  MISCELLANEOUS.............................................................................................    52

      15.01  Continuing Obligations....................................................................................    52
      15.02  GOVERNING LAW.............................................................................................    52
      15.03  Successors and Assigns....................................................................................    52
      15.04  Modification..............................................................................................    52
      15.05  No Proceedings............................................................................................    53
      15.06  Notices...................................................................................................    53
      15.07  Counterparts..............................................................................................    53

      15.08  Nonpetition Covenant......................................................................................    53
      15.09  Benefits of Agreement.....................................................................................    54

Schedule 1     -      Portfolio Detail

Exhibit A      -      Schedule of Leases and Equipment
Exhibit B      -      Form of Receivables Servicing Report

                      ASSIGNMENT AND SERVICING AGREEMENT

               This ASSIGNMENT AND SERVICING AGREEMENT (this "Agreement" or this "Assignment and Servicing Agreement") is made and dated as of June 1, 2000, among IKON RECEIVABLES, LLC, a Delaware limited liability company, as acquiror hereunder (the "Issuer"), IOS CAPITAL, INC., a Delaware corporation, as originator of the Leases (in such capacity, the "Originator"), contributor of the Leases to IKON Receivables-1, LLC and servicer hereunder (in such capacity, the "Servicer"), and IKON RECEIVABLES-1 LLC, as contributor of the Leases to the Issuer (the "Seller").

                                R E C I T A L S

               A. The Originator wishes to contribute, transfer, assign, set over and convey to the Seller, and the Seller wishes to acquire from the Originator, all right, title and interest of the Originator in, to and under the Leases and the Equipment subject to the Leases (such terms and all other capitalized terms used herein having the meanings ascribed thereto in Section 14 hereof unless otherwise indicated).

               B. The Seller wishes to contribute, transfer, assign, set over and convey to the Issuer, and the Issuer wishes to acquire from the Seller, (i) all right, title and interest of the Seller in, to and under the Leases, and
(ii) all right, title and interest of the Seller in, to and under the covenants, representations, warranties and other obligations of the Originator (including the Originator's Purchase Obligation) under this Assignment and Servicing Agreement.

               C. The Seller wishes to grant a security interest to the Issuer, and the Issuer wishes to accept the Seller's grant of a security interest to the Issuer of, all right, title and interest of the Seller in and to the Equipment subject to the Leases as security for the performance by the Seller of certain of its obligations hereunder.

               D. Pursuant to the Indenture, the Issuer is issuing one class of 6.99625% Class A-1 Lease-Backed Notes, Series 2000-1 in the aggregate principal amount of $130,000,000 (the "Class A-1 Notes"), one class of 7.51% Class A-2 Lease-Backed Notes, Series 2000-1 in the aggregate principal amount of $54,000,000 (the "Class A-2 Notes"), one class of Class A-3 Lease-Backed Notes, Series 2000-1 in the aggregate principal amount of $230,000,000 (the "Class A-3 Notes"), and one class of Class A-4 Lease-Backed Notes, Series 2000-1 in the aggregate principal amount of $84,510,000 (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes"), the net proceeds of which are being used to fund the Reserve Account established pursuant to the Indenture and to make distributions by the Issuer to the Seller and by the Seller to the Originator. The Registration Statement filed in connection with the Notes contemplates the issuance of subsequent series of the Issuer's Lease-Backed Notes.

               E. Pursuant to the Indenture, the Issuer is granting, inter alia, to the Trustee, for the benefit of the holders from time to time of the Notes, a security interest in all right, title and interest of the Issuer in, to and under the Leases, the Equipment and this Assignment and Servicing Agreement.

          SECTION 1.   CAPITAL CONTRIBUTION

          1.01  Capital Contribution of Leases, Etc.
                -----------------------------------

          (a) By their execution and delivery of this Assignment and Servicing Agreement, the Originator, in consideration for the membership interests in the Seller, hereby contributes, transfers, assigns, sets over and conveys to the Seller, and the Seller hereby acquires from the Originator, without recourse (except to the extent of the Originator's Purchase Obligations as set forth herein), all of the Originator's right, title and interest in and to each of the Leases (including all Related Interests).

          (b) By their execution and delivery of this Assignment and Servicing Agreement, the Seller, in consideration for the membership interests in the Issuer, hereby contributes, transfers, assigns, sets over and conveys to the Issuer, and the Issuer hereby acquires from the Seller without recourse (except to the extent of the Seller's Purchase Obligations as set forth herein), all of the Seller's right, title and interest in and to each of (i) the Leases (including all Related Interests), and (ii) the covenants, representations, warranties and other obligations of the Originator (including the Originator's Purchase Obligation) under this Assignment and Servicing Agreement.

          1.02 Capital Contribution of and Grant of Security Interest in
               ---------------------------------------------------------
               Equipment.
               ---------

          (a) The Originator and the Seller each acknowledge and confirm that the Originator, as additional consideration for the beneficial interests in the Seller, is also contributing and transferring to the Seller, and in connection with each transfer and assignment of Additional Leases and Substitute Leases, the Originator will contribute and transfer to the Seller, without recourse, all right, title and interest of the Originator in and to each item of Equipment subject to each Lease, Additional Lease and Substitute Lease. After such contribution and transfer by the Originator to the Seller, all right, title and interest of the Originator in and to each item of Equipment subject to each Lease shall be vested in the Seller.

          (b) The Seller and the Issuer each acknowledge and confirm that the Seller is granting a security interest to the Issuer, and in connection with each transfer and assignment of Additional Leases and Substitute Leases the Seller will grant a security interest to the Issuer, in all right, title and interest of the Seller in and to each item of Equipment subject to each Lease, Additional Lease and Substitute Lease, as security for the performance by the Seller of its obligations under Section 5.05. After such grant by the Seller to the Issuer, the Issuer shall have a security interest in all right, title and interest of the Seller in and to each item of Equipment subject to each Lease, Additional Lease and Substitute Lease.

          1.03 Contribution of Leases; Grant of Security Interest.
               --------------------------------------------------

          It is the intention of the parties hereto that each transfer of Leases, Additional Leases, Substitute Leases and Equipment by the Originator to the Seller pursuant to Sections 1.01(a) and 1.02(a), and each transfer of Leases, Additional Leases and Substitute Leases by the Seller to the Issuer pursuant to Section 1.01(b), shall constitute an absolute assignment thereof by way of capital contribution and not a loan. Neither the Originator nor the Seller shall take any action inconsistent with the treatment of such transfers as absolute assignments by way of capital contributions or with the Issuer's ownership of the Leases (including all Related Interests). Each of the Originator, the Seller and the Issuer shall indicate in its records that, and shall respond to any inquiries from third parties by indicating that, (i) ownership of the Leases, Additional Leases, Substitute Leases, including all Related Interests, is held by the Issuer and pledged to the Trustee, pursuant to the Indenture, and (ii) ownership of each item of Equipment subject to each Lease is held by the Seller (subject to the security interest therein granted by the Seller to the Issuer hereunder and by the Issuer to the Trustee pursuant to the Indenture). In the event, however, that contrary to the expressed intentions of the parties, the transactions evidenced by Sections 1.01(a), 1.01(b) and 1.02(a) do not constitute an absolute transfer and assignment of assets pursuant to the provisions of such Sections, then it is the intention of the parties hereto that this Assignment and Servicing Agreement shall constitute a security agreement under applicable law and that, effective as of the date hereof, the Originator shall be deemed to have granted to the Seller, and the Seller shall be deemed to have granted to the Issuer, first priority security interests, as follows:

                         (a) Originator hereby grants to Seller a security interest in all of the Originator's right, title and interest in, to and under the following described property, whether such property (or Originator's right, title or interest therein) is now existing or is hereafter created, acquired or arising, and wherever located, as security for the payment and performance of all liabilities, indebtedness and obligations now or at any time or times hereafter owing by Originator to Seller, whether absolute or conditional, due or to become due, liquidated or unliquidated and arising under the terms of this Assignment and Servicing Agreement: (i) all Leases, including, without limitation, all Additional Leases and Substitute Leases; (ii) all amounts due or to become due at any time or times under or with respect to any of the Leases since the Cut-Off Date (other than any pre-payments of rent required pursuant to the terms of any Lease at or before the commencement of the Lease), including, without limitation, all Lease Payments, Casualty Payments, Retainable Deposits and Termination Payments; (iii) all rights to payment or performance under any Lease Guaranty; (iv) all rights and interests in any collateral with respect to any Lease, including any security deposit and any security interest in the Equipment securing the Lessee's obligations under any Lease; (v) all of the Originator's right, title and interest in and to any Equipment; (vi) all rights and benefits of Originator under this Assignment and Servicing Agreement; and (vii) all proceeds of any of the foregoing (collectively, the "Originator Collateral").

                         (b) Seller hereby grants to Issuer a security interest in all of Seller's right, title and interest in, to and under the following described property, whether such property (or Seller's right, title or interest therein) is now existing or is hereafter created, acquired or arising, and wherever located, as security for the payment and performance of all liabilities, indebtedness and obligations now or at any time or times hereafter owing by Seller to Issuer, whether absolute or conditional, due or to become due, liquidated or unliquidated and arising under the terms of this Assignment and Servicing Agreement: (i) all Leases, including, without limitation, all Additional Leases and Substitute Leases; (ii) all amounts due or to become due at any time or times under or with respect to any Leases since the Cut-Off Date (other than any pre-payments of rent required pursuant to the terms of any Lease at or before the commencement of the Lease), including, without limitation, all Lease Payments, Casualty Payments, Retainable Deposits and Termination

         Payments; (iii) all rights to payment or performance under any Lease Guaranty; (iv) all rights and interests in any collateral with respect to any Lease, including any security deposit and any security interest in the Equipment securing the Lessee's obligations under any Lease; (v) all of the Seller's right, title and interest in and to any Equipment;
         (vi) all rights and benefits of Seller under this Assignment and Security Agreement; (vii) all interest of the Seller in any of the Originator Collateral, including, without limitation, the security interest granted by Originator to Seller in the Originator Collateral; and (viii) all proceeds of any of the foregoing (collectively, the "Seller Collateral").

               1.04  Servicer to Act as Custodian.
                     ----------------------------

               (a) The Servicer shall hold and acknowledges that it is holding the Leases and all other assets in the Asset Pool that it may from time to time receive hereunder as custodian for the Trustee, excluding any amounts distributed to the Servicer by the Trustee in accordance with Section 3.03(b) of the Indenture.

               (b) The Servicer shall perform its duties under this Section 1.04 in accordance with the standard set forth in Section 4.01 as such standard applies to servicers acting as custodial agents. The Servicer shall promptly report to the Trustee any failure by it to hold the Leases as herein provided and shall promptly take appropriate action to remedy any such failure but only to the extent (i) any such failure is caused by the acts or omissions of the Servicer and (ii) such remedial action is otherwise within its capabilities or control. As custodian, the Servicer shall have the following powers and perform the following duties:

               (A) hold the Leases on behalf of the Trustee for the benefit of the Noteholders and the Insurer, maintain accurate records pertaining to each Lease to enable it to comply with the terms and conditions of this Assignment and Servicing Agreement, and maintain a current inventory thereof;

               (B) implement policies and procedures in accordance with the Servicer's normal business practices with respect to the handling and custody of the Leases so that the integrity and physical possession of the Leases will be maintained; and

               (C) attend to all details in connection with maintaining custody of the Leases on behalf of the Issuer and for the Trustee on behalf of the Noteholders and the Insurer.

               (c) In acting as custodian of the Leases, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in such Leases. The Servicer shall mark conspicuously its master data processing records evidencing each Lease with a legend, acceptable to the Trustee and the Insurer, evidencing that (i) all right, title and interest in the Leases has been contributed and transferred to the Issuer and pledged by the Issuer to the Trustee as provided in the Indenture, and (ii) a security interest in all right, title and interest of the Seller in and to the related Equipment has been granted by the Seller to the Issuer hereunder and pledged by the Issuer to the Trustee as provided in the Indenture.

               (d) Subject to the provisions of this Assignment and Servicing Agreement, the Servicer agrees to maintain the Leases at its office at 1738 Bass Road, Macon, Georgia or at such other offices of the Servicer as shall from time to time be identified by prior written notice to the

Trustee and the Insurer. The Servicer shall keep the originals of the Leases and related Lease files segregated from other leases, records and files of the Servicer in a place where it is indicated that they are being held for the Trustee; provided, however, that the originals of the Leases and related Lease files in respect of obligors in the State of Florida need not be so segregated provided that such Leases (and Lease files) are also retained in imaged form and the Servicer is in compliance with the requirements of Section 1.04(c). Notwithstanding the foregoing, the Servicer may temporarily move individual Leases or any portion thereof and related Lease files without notice as necessary to conduct collection and other servicing activities.

               (e) Notwithstanding anything to the contrary contained herein, in the event that the long-term debt rating assigned to the Servicer is downgraded below BBB- by S&P or Baa3 by Moody's, the Servicer shall promptly notify the Trustee and deliver the originals of all of the Leases (and related Lease files), including the originals of any Leases (and related Lease files) in imaged form, to the Trustee within three (3) Business Days of receipt of written demand by the Insurer.

               1.05  No Recourse to IKON Office Solutions, Inc. or Affiliates.
                     --------------------------------------------------------

               Notwithstanding anything to the contrary contained here, the contributions and transfers of the Leases and Equipment pursuant to Sections 1.01(a), 1.01(b) and 1.02(a) are without representation or warranty by, or recourse to or against, IKON Office Solutions, Inc. or any subsidiary or Affiliate of IKON Office Solutions, Inc. other than the Originator and the Seller, including any right to require IKON Office Solutions, Inc. or any such subsidiary or Affiliate other than the Originator or the Seller to purchase or acquire any Lease or item of Equipment for any reason or to compensate the Originator, the Seller, the Issuer or any other Person for or in respect of any Lease or item of Equipment (whether on account of the non-payment of any lease or rental payment or for any other reason).

               SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR

               The Originator, as Originator and Servicer, hereby represents and warrants as follows:

               2.01   Corporate Organization and Authority.
                      ------------------------------------

                           The Originator:

               (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation,

               (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted (except where the failure to have such licenses and permits would not have a material adverse effect on the Asset Pool or the business or condition (financial or otherwise) of the Originator or impair the enforceability of any Lease) and to enter into and perform its obligations under this Assignment and Servicing Agreement, and the transactions contemplated hereby, including performance of the duties of the Servicer and the Originator's support obligations hereunder, and

               (c) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary (except where the failure to be so qualified or in good standing would not have a material adverse effect on the Asset Pool or the business or condition (financial or otherwise) of the Originator or impair the enforceability of any Lease).

               2.02   Business and Property.
                      ---------------------

               The Prospectus accurately describes in all material respects the general nature of the business of the Originator.

               2.03   Financial Statements.
                      --------------------

               (a) The consolidated balance sheet of the Originator and its consolidated subsidiaries for the fiscal years ended September 30, 1999, September 30, 1998 and September 30, 1997 and the related consolidated statements of income, retained earnings and cash flow for the respective fiscal years ended on such dates, all accompanied by reports thereon containing opinions without qualification, except as therein noted, by Ernst & Young, independent certified public accountants, and the unaudited interim consolidated balance sheets of the Originator and its consolidated subsidiaries as of December 31, 1999 and as of March 31, 2000 and the related consolidated statements of income, retained earnings and cash flow for the three months ended December 31, 1999 and March 31, 2000, respectively, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial position of the Originator and its subsidiaries as of such dates and the results of their operations for such periods.

               (b) Except as disclosed in the Prospectus and the financial statements referred to in the preceding Section 2.03(a), since September 30, 1999 there has been no change in the business, condition or prospects (financial or otherwise) of the Originator except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. Neither the Originator nor any of its subsidiaries has any material liabilities or obligations not incurred in the ordinary course of business other than those disclosed in the financial statements referred to in Section 2.03(a) or for which adequate reserves are reflected in such financial statements.

               2.04   Equipment and Leases.
                      --------------------

               (a) Prior to the date of each contribution and transfer of any Leases and each contribution and transfer or grant of a security interest in the related Equipment in accordance with Sections 1.01 and 1.02, the Originator purchased each item of Equipment from the manufacturer or other supplier. The Originator has paid in full, to the manufacturer or supplier, as the case may be, the purchase price and any related charges in connection with the acquisition of the Equipment. The contribution to the Seller and the concurrent contribution to the Issuer of the Leases, the contribution of all of the Originator's right, title and interest in each item of Equipment to the Seller and the grant of a security interest in the Seller's interests in each item of Equipment to the Issuer, do not violate the terms or provisions of any Lease or any other agreement to which the Originator is a party or by which it is bound.

               (b) Immediately prior to the completion of each contribution and transfer described in Sections 1.01(a), 1.01(b) and 1.02(a), the Originator will
(i) be the legal owner of the Leases (including all Related Interests) and (ii) have good title to each item of Equipment. Upon completion of each contribution and transfer described in Sections 1.01(a), 1.01(b) and 1.02(a) and the grant of the security interest described in Section 1.02(b), (i) the Issuer will be the legal owner of the related Leases (including all Related Interests), (ii) the Seller will have good title to each item of related Equipment, and (iii) the Issuer will have a valid security interest in all of the Seller's right, title and interest in and to each item of related Equipment.

               (c) At the time of each transfer of a Lease hereunder, (A) each such Lease (i) will be a triple-net lease (i.e., pursuant to which the Lessee is unconditionally responsible for the payment of insurance, maintenance and taxes with respect to the Equipment subject to the Lease); (ii) will be a legal, valid and binding full recourse obligation of the Lessee thereunder, enforceable by the Issuer (and by the Trustee as assignee of the Issuer) against such Lessee in accordance with the terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights and by general equity principles;
(iii) provides that it is noncancellable by the Lessee; and (iv) will be in full force and effect; (B) any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending and equal credit opportunity laws applicable to such Lease will have been complied with; and (C) the Originator has no knowledge (after due inquiry) of any challenge, dispute or claim by or against the Lessee under or affecting such Lease or of the bankruptcy or insolvency of the applicable Lessee. As of the initial Determination Date, or the effective date of the transfer of any Additional Lease or Substitute Lease, each Lessee has paid the first scheduled installment of rent under its respective Lease.

               (d) At the time that any Lease is contributed and transferred hereunder, the Originator will have no knowledge that any item of the Equipment subject thereto has suffered any loss or damage which has not been repaired.

               (e) Each Lease requires the Lessee thereunder to maintain insurance on the Equipment subject thereto in an amount sufficient to fully insure such Equipment.

               (f) In addition to the insurance maintained by the Lessees with respect to the Equipment, the Originator (or an Affiliate of the Originator) maintains (i) one or more casualty insurance policies which, in the aggregate, are in an amount not less than the aggregate Outstanding Principal Amount of the Notes, (ii) a general liability insurance policy in the aggregate amount of $1,000,000 and (iii) an excess liability insurance policy in umbrella form in the aggregate amount of $10,000,000. Each of such policies is in full force and effect and covers all Equipment. All premiums in respect of such policies have been paid. Each of the Trustee and the Issuer are named as loss payees and additional insureds, as their interests may appear, on such casualty and liability policies maintained by the Originator and will be provided with copies of all such policies upon written request.

               (g) No Lease has outstanding rent which is 61 or more days past due as of the Cut-Off Date.

               (h) Each Lease was entered into by the Originator in accordance with the Originator's regular credit approval process described in the Prospectus, and no selection procedures adverse to the credit quality of the Asset Pool were employed in selecting the Leases for contribution under this Assignment and Servicing Agreement.

               (i) Each Lease provides that the obligation of the Lessee to pay rent thereunder throughout the term thereof is and will be unconditional without regard to any event affecting the Equipment, the obsolescence of any Equipment, any claim of such Lessee against the Issuer, the Originator or the Servicer or any change in circumstance of such Lessee or any other circumstance whatsoever except to the extent that in the event of a casualty of any item of Equipment, the Lessee, at a minimum, is obligated to pay, in lieu of the future Lease Payments with respect to such item, the outstanding principal or net book value of the Leases and any applicable make whole premium.

               (j) Each of the Leases provides that payments thereunder are not subject to setoff or reduction.

               (k) In the case of each Lease which consists of a master lease and one or more exhibits or schedules thereto, the Originator has neither assigned such master lease in its entirety, nor delivered physical possession of such master lease, to any Person other than the Seller, the Issuer or the Trustee (or the trustee under another indenture in a transaction substantially similar to the transaction contemplated hereby, which other indenture provides that the lien thereof on such master lease extends only to such master lease insofar as it relates to lease schedules which are not part of the Asset Pool).

               (l) As of the time of each contribution and transfer of Leases hereunder, there are no facts or circumstances which give rise, or would give rise at any time in the future, to any right of rescission, setoff, counterclaim or defense, including the defense of usury, to obligations of any Lessee, including the obligation of such Lessee to pay all amounts due with respect to any Lease to which such Lessee is a party, and neither the operation of any of the terms of any Lease or the exercise of any right thereunder will render such Lease unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

               (m) As of the time of each contribution and transfer of Leases hereunder, no Lease has been amended, altered or modified in any material respect except in writing, and copies of all such writings are attached to the Lease.

               (n) As of the time of each contribution and transfer of Leases hereunder, no Lessee will have been released, in whole or in part, from any of its obligations in respect of any Lease; no Lease will have been satisfied, cancelled or subordinated, in whole, or in part, or rescinded, and no Equipment covered by any Lease will have been released from such Lease, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

               (o) As of the time of each contribution and transfer of Leases hereunder, each Lease was originated by the Originator in the ordinary course of its business.

               (p) The Leases do not violate any U.S. or state laws and no Lease was originated in or is subject to the laws of any jurisdiction whose laws would make any of the transfers and contributions under this Assignment and Servicing Agreement unlawful.

               (q) All parties to each Lease had authority and capacity to execute such Lease.

               (r)  None of the Leases is a consumer lease.

               (s) The final Lease Payment on each Lease is due and payable on or prior to March 2006 and, as of the Cut-Off Date, the maximum remaining term of any Lease did not exceed 70 months.

               (t) Each Lease agreement is "chattel paper" within the meaning of the Uniform Commercial Code in the states of New York and Georgia, and there is only one original of each Lease.

               (u) Each Lease provides that it is noncancellable by the Lessee and none of the Leases contains early termination options (except for Leases which contain early termination or prepayment clauses which require the Lessee to pay the remainder of all remaining Lease Payments under such Lease upon such cancellation or prepayment);

               (v) None of the Leases is subject to any guaranty by the Originator.

               (w) The Leases have been transferred by the Originator to the Seller and by the Seller to the Issuer, in each case free and clear of any liens and are assignable without prior written consent of the Lessee.

               (x) The Leases are U.S. dollar-denominated and the Lessor and each Lessee is located in the United States.

               (y) As of the Cut-Off Date, no more than two percent (2%) of the Leases in the Asset Pool will consist of Leases with government entities as the obligor.

               (z) Each Lessee has represented to the Originator that it has accepted the Equipment.

               (aa) No Lessee is a subject of an insolvency or bankruptcy proceeding at the time of the transfer.

               (bb) No Lease is a Non-Performing Lease and each Lease is no more than 60 days past due at the time of transfer.

               (cc) Each Lease provides for periodic payments.

               (dd) All the Leases were originated in the United States.

               2.05 Payments.
                    --------

               (a) The aggregate amounts of Lease Payments payable by the Lessees under the Leases during each Due Period, together with amounts on deposit in the Reserve Account, are sufficient to cover the Servicing Fee, the premium due in respect of the Policy and the principal and interest on the Notes, as such payments become due and payable.

               (b) The portfolio detail set forth in Schedule 1 hereto (i) accurately sets forth, as of the Cut-Off Date, the amount of each Lease Payment due under each of the Leases and the month in which such Lease Payment is to be paid in accordance with the terms of the Lease under which the same is to be paid, (ii) accurately sets forth, as of the Cut-Off Date, the information with respect to the other characteristics of the Leases and the Equipment described in such portfolio detail and (iii) is otherwise true and correct in all respects.

               2.06 Full Disclosure.
                    ---------------

               The Prospectus (including, without limitation, the statistical and descriptive information with respect to the initial Leases, Lessees and Equipment), as of the date of the Prospectus Supplement, does not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made with respect to the information set forth in the Prospectus Supplement under the heading "The Insurer and the Policy" (including information incorporated by reference therein). There is no fact peculiar to the Originator or any Affiliate of the Originator or, to the knowledge of the Originator, any Lease, Lessee or item of Equipment, which the Originator has not or will not disclose in the Prospectus which materially affects adversely or, so far as the Originator can now reasonably foresee, will materially affect adversely the ability of the Originator to perform the transactions contemplated by this Assignment and Servicing Agreement.

               2.07 Pending Litigation.
                    ------------------

               There are no proceedings or investigations pending, or to the knowledge (after due inquiry) of the Originator threatened, against or affecting the Originator or any subsidiary in or before any court, governmental authority or agency or arbitration board or tribunal, including, but not limited to, any such proceeding or investigation with respect to any environmental or other liability resulting from the ownership or use of any of the Equipment, which, individually or in the aggregate, would materially and adversely affect the properties, business, profits or condition (financial or otherwise) of the Originator and its subsidiaries, or the ability of the Originator or the Servicer to perform its obligations under this Assignment and Servicing Agreement. The Originator is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

          2.08   Title to Leases and Equipment.
                 -----------------------------

          Immediately following the transfer and contribution by the Originator to the Seller of the Leases and the Equipment, the transfer and contribution by the Seller to the Issuer of the Leases and the security interest granted by the Seller to the Issuer in all of the Seller's interest in the Equipment, in each case as contemplated in Section 1, (a) the Leases and the Equipment will be free and clear of all Liens, except the rights of each Lessee under the related Lease, the rights of the Seller and the Issuer hereunder and the Lien in favor of the Trustee granted pursuant to the Indenture, and (b) there will be no delinquent taxes or other outstanding charges affecting the Equipment which is or may give rise to any Lien prior to, or equal or coordinate with, the Lien of the Trustee under the Indenture.

          2.09   Transactions Legal and Authorized.
                 ---------------------------------

          The contribution and transfer by the Originator to the Seller of the Leases and the Equipment and compliance by the Originator with all of the provisions of this Assignment and Servicing Agreement:

          (a) have been duly authorized by all necessary corporate action on the part of the Originator, and do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the Originator except such as have been duly obtained;

          (b)    are within the corporate powers of the Originator; and

          (c) are legal and will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien upon any property of the Originator under the provisions of, any agreement, charter instrument, by-law or other instrument to which the Originator is a party or by which it or its property may be bound or result in the violation of any law, regulation, rule, order or judgment applicable to the Originator or its properties, or any order to which the Originator or its properties is subject, of or by any government or governmental agency or authority.

          2.10   Governmental Consent.
                 --------------------

          Except for the filing of the Required Financing Statements, no consent, approval or authorization of, or filing, registration or qualification with, any governmental authority is necessary or required on the part of the Originator in connection with the execution and delivery of this Assignment and Servicing Agreement, the contribution and transfer of the Leases and Equipment to the Seller contemplated hereby or the performance by the Originator of its obligations hereunder.

          2.11   Taxes.
                 -----

          (a) All tax returns required to be filed by the Originator or any subsidiary in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Originator or any subsidiary, or upon any of their respective properties, income or franchises, shown to be due and payable on such returns have been paid. To the best of the

Originator's knowledge all such tax returns were true and correct and neither the Originator nor any subsidiary knows of any proposed additional tax assessment against it in any material amount nor of any basis therefor.

          (b) The provisions for taxes on the books of the Originator and each of its subsidiaries are in accordance with generally accepted accounting principles.

          2.12   Compliance with Law.
                 -------------------

                 The Originator:

                 (a) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject;

                 (b) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business; and

                 (c) is not in violation in any material respect of any term of any agreement, charter instrument, by-law or other instrument to which it is a party or by which it may be bound,

                 which violation or failure to obtain might materially adversely affect the Asset Pool or the business or condition (financial or otherwise) of the Originator and its subsidiaries.

          2.13   ERISA.
                 -----

          (a) The present value of all benefits vested under all "employee pension benefit plans," as such term is defined in Section 3 of ERISA, maintained by or contributed to by the Originator and its Related Persons (other than multi-employer plans as such term is defined in Section 3 of ERISA), as from time to time in effect (herein called the "Pension Plans"), does not exceed the value of the assets of the Pension Plans allocable to such vested benefits;

          (b) No Prohibited Transactions, Accumulated Funding Deficiencies, or Reportable Events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Originator to any material tax, penalty or other liability; and

          (c) No notice of intent to terminate a Pension Plan under a distress termination has been filed, nor has the PBGC instituted proceedings to terminate, or appoint a trustee to administer, a Pension Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

          2.14   Ability to Perform.
                 ------------------

          At the date hereof, the Originator does not believe, nor does it have any reasonable cause to believe, that it cannot (a) perform each and every covenant contained in this Assignment and Servicing Agreement or (b) perform its obligations hereunder as Servicer.

          2.15   Ordinary Course; No Insolvency.
                 ------------------------------

          The transactions contemplated by the Notes, the Indenture and this Assignment and Servicing Agreement are being consummated by the Originator in furtherance of the Originator's ordinary business purposes and constitute a practical and reasonable course of action by the Originator designed to improve the financial position of the Originator, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. The Originator will not, either as a result of the transaction contemplated by this Assignment and Servicing Agreement, or immediately before or after such transaction, be insolvent or have an unreasonably small capital for the conduct of its business and the payment of existing and anticipated obligations.

          2.16   Assets and Liabilities.
                 ----------------------

          (a) Both immediately before and after any transfer and contribution by the Originator to the Seller of Leases and Equipment contemplated by this Assignment and Servicing Agreement, the present fair salable value of the Originator's assets was or will be in excess of the amount that will be required to pay the Originator's probable liabilities as they then exist and as they become absolute and matured; and

          (b) Both immediately before and after any transfer and contribution by the Originator to the Seller of Leases and Equipment contemplated by this Assignment and Servicing Agreement, the sum of the Originator's assets was or will be greater than the sum of the Originator's debts, valuing the Originator's assets at a fair salable value.

          2.17   Fair Consideration.
                 ------------------

          The consideration received by the Originator, in exchange for the contribution and transfer of the Leases and Equipment pursuant to this Agreement, is fair consideration having value equivalent to or in excess of the value of the assets being contributed by the Originator.

          2.18   Ability to Pay Debts.
                 --------------------

          The Originator does not believe that it will incur debts beyond its ability to pay or which would be prohibited by its charter documents or by-laws as a result of the transactions contemplated by this Assignment and Servicing Agreement or otherwise. The Originator's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

          2.19   Bulk Transfer Provisions.
                 ------------------------

          The contribution and transfer of the Leases and Equipment by the Originator to the Seller, the contribution and transfer of the Leases by the Seller to the Issuer and the grant of the security interest in the Seller's interest in the Equipment by the Seller to the Issuer, in each case as contemplated in Section 1, are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

          2.20   Transfer Taxes.
                 --------------

          The contribution and transfer of the Leases and Equipment by the Originator to the Seller, the contribution and transfer by the Seller to the Issuer of the Leases and the grant by the Seller to the Issuer of a security interest in the Seller's interest in the Equipment, in each case as contemplated in Section 1, are not subject to and will not result in any tax, fee or governmental charge payable by the Originator to any federal, state or local government ("Transfer Taxes"). In the event that the Seller or the Issuer receives actual notice of any Transfer Taxes arising out of any such contribution and transfer or grant, on written demand by the Issuer, or upon the Originator otherwise being given notice thereof, the Originator shall pay, and otherwise indemnify and hold the Issuer, the Seller, the Trustee and the holders of the Notes harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Seller, the Issuer, the holders of the Notes and the Trustee shall have no obligation to pay such Transfer Taxes).

          2.21   Principal Executive Office.
                 --------------------------

          The principal executive office of each of the Originator and the Servicer is located at 1738 Bass Road, Macon, Georgia 31210.

          2.22   Servicing Provisions Customary.
                 ------------------------------

                 The servicing arrangements hereunder, including without limitation the terms and conditions pursuant to which the Originator will act as Servicer and the Servicing Fee to be paid to the Originator, are consistent with the arrangements and customary practices of the Originator when providing comparable services to non-affiliated entities and of other servicers in the equipment leasing industry.

          2.23   Nonconsolidation.
                 ----------------

          The Originator is and at all times since its incorporation has been operated in such a manner that it would not be substantively consolidated with either the Seller or the Issuer and such that the separate existence of any of the Originator, the Seller or the Issuer would not be disregarded in the event of a bankruptcy or insolvency of the Originator or the Seller or the Issuer, and in such regard:

          (a) the Originator is not involved in the day-to-day management of the Seller or the Issuer;

          (b) the Originator maintains separate corporate records and books of account from the Seller and the Issuer and otherwise observes corporate formalities and has a separate business office from the Seller and the Issuer;

          (c) the financial statements and books and records of the Originator prepared after the Issuance Date will reflect the separate existence of the Seller and the Issuer;

          (d) the Originator maintains its assets separately from the assets of the Seller and the Issuer (including through the maintenance of a separate bank account), the Originator's funds and assets, and records relating thereto, have not been and are not commingled with those of the Seller and the Issuer and the separate creditors of the Seller and the Issuer will be entitled to be satisfied out of the Seller's and the Issuer's respective assets prior to any value in the Seller or the Issuer becoming available to the Seller's or the Issuer's equityholders or the Originator's creditors;

          (e) all business correspondence of the Originator and other communications are conducted in the Originator's own name and on its own stationery; and

          (f) neither the Seller nor the Issuer acts as an agent of the Originator in any capacity and the Originator does not act as agent for the Seller or the Issuer, but instead presents itself to the public as a corporation separate from the Seller and the Issuer; provided that the Originator is the Servicer hereunder and under agreements similar in nature to this Agreement.

          2.24   Capital Contribution Treatment.
                 ------------------------------

          The Originator will treat the contribution and transfer to the Seller of the Leases and the Equipment as a capital contribution for financial accounting and reporting purposes.

          SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller hereby represents and warrants as follows:

          3.01   Corporate Organization and Authority.
                 ------------------------------------

                 The Seller:

                 (a) is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization,

                 (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and to enter into and perform its obligations under this Assignment and Servicing Agreement, and the transactions contemplated hereby including its obligations under
                        Section 5.05, and

                 (c) has duly qualified and is authorized to do business and is in good standing as a foreign limited liability company in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary.

          3.02   Business and Property.
                 ---------------------

          The Prospectus accurately describes, in all material respects, the general nature of the business of the Seller.

          3.03   Ownership and Security Interest.
                 -------------------------------

          Upon completion of each contribution and transfer described in Sections 1.01(a), 1.01(b) and 1.02(a) and the grant of the security interest described in Section 1.02(b), (i) the Issuer will be the legal owner of the related Leases (including all Related Interests), (ii) the Seller will have good title to each item of related Equipment, and (iii) the Issuer will have a valid security interest in all of the Seller's right, title and interest in and to in each item of related Equipment.

          3.04   Title to Leases and Equipment.
                 -----------------------------

          Immediately following the transfer and contribution by the Originator to the Seller of the Leases and the Equipment, the transfer and contribution by the Seller to the Issuer of the Leases and the grant by the Seller to the Issuer of the security interest in the Seller's interests in the Equipment, in each case as contemplated in Section 1, (a) the Leases and the Equipment will be free and clear of all Liens, except the rights of each Lessee under the related Lease, the rights of the Seller and the Issuer hereunder and the Lien in favor of the Trustee granted pursuant to the Indenture, and (b) there will be no delinquent taxes or other outstanding charges affecting the Equipment which have given or may give rise to any Liens prior to, or equal or coordinate with, the Lien of Trustee under the Indenture.

          3.05   Transactions Legal and Authorized.
                 ---------------------------------

          The contribution and transfer by the Seller of all of its right, title and interest in and to the Leases and of the covenants, representations, warranties and obligations of the Originator (including the Originator's Purchase Obligation) under this Assignment and Servicing Agreement, the grant of the security interest by the Seller to the Issuer in and to each item of Equipment and compliance by the Seller with all of the provisions of this Assignment and Servicing Agreement:

          (a) have been duly authorized by all necessary action on the part of the Seller, as a limited liability company, and do not require any member approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the Seller except such as have been duly obtained;

          (b) are within the powers of the Seller, as a limited liability company; and

          (c) are legal and will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien upon any property of the Seller under the provisions of, any agreement, charter instrument, by-law or other instrument to which the Seller is a party or by which it or its property may be bound or result in the violation of any law, regulation, rule, order or judgment applicable to the Seller or its properties, or any order to which the Seller or its properties is subject, of or by any government or governmental agency or authority.

          3.06   Governmental Consent.
                 --------------------

          Except for the filing of Financing Statements in accordance with the Filing Requirements, no consent, approval or authorization of, or filing, registration or qualification with, any governmental authority is necessary or required on the part of the Seller in connection with the execution and delivery of this Assignment and Servicing Agreement, the contribution and transfer by the Seller to the Issuer of the Leases and the grant of the security interest by the Seller to the Issuer in the Seller's interest in the Equipment contemplated hereby.

          3.07   Compliance with Law.
                 -------------------

                 The Seller:

                 (a) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject;

                 (b) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business; and

                 (c) is not in violation in any material respect of any term of any agreement, charter instrument, by-law or other instrument to which it is a party or by which it may be bound,

                 which violation or failure to obtain might materially adversely affect the Asset Pool or the business or condition (financial or otherwise) of the Seller and its subsidiaries.

          3.08   Assets and Liabilities.
                 ----------------------

          (a) Both immediately before and after any contribution and transfer by the Seller to the Issuer of the Leases and the grant of the security interest in the interests of the Seller in the Equipment contemplated by this Assignment and Servicing Agreement, the present fair salable value of the Seller's assets was or will be in excess of the amount that will be required to pay the Seller's probable liabilities as they then exist and as they become absolute and matured; and

          (b) Both immediately before and after any contribution and transfer by the Seller to the Issuer of the Leases and the grant of the security interest in the interests of the Seller in the Equipment contemplated by this Assignment and Servicing Agreement, the sum of the Seller's assets was or will be greater than the sum of the Seller's debts, valuing the Seller's assets at a fair salable value.

          3.09   Fair Consideration.
                 ------------------

          The consideration received by the Seller, in exchange for the contribution and transfer of the Leases, the grant of the security interest in the interests of the Seller in the Equipment and the assignment and contribution of the covenants, representations, warranties and obligations of the Originator (including the Originator's Purchase Obligation) under this Assignment and Servicing Agreement, is fair consideration having value equivalent to or in excess of the value of the assets being contributed by the Seller.

          3.10   Ability to Pay Debts.
                 --------------------

          The Seller does not believe that it will incur debts beyond its ability to pay or which would be prohibited by its charter documents or limited liability company agreement as a result of the transactions contemplated by this Assignment and Servicing Agreement or otherwise. The Seller's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

          3.11   Bulk Transfer Provisions.
                 ------------------------

          The contribution and transfer by the Seller to the Issuer of the Leases and the grant by the Seller to the Issuer of the security interest in the interests of the Seller in the Equipment pursuant to this Assignment and Servicing Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

          3.12   Transfer Taxes.
                 --------------

          The contribution and transfer by the Seller to the Issuer of the Leases and the grant of the security interest by the Seller to the Issuer in the Seller's interest in the Equipment pursuant to this Assignment and Servicing Agreement are not subject to and will not result in any Transfer Taxes. In the event that the Issuer receives actual notice of any Transfer Taxes arising out of any such contribution and transfer or pledge, on written demand by the Issuer, or upon the Seller otherwise being given notice thereof, the Seller shall pay, and otherwise indemnify and hold the Issuer, the Trustee and the holders of the Notes harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Issuer, the holders of the Notes and the Trustee shall have no obligation to pay such Transfer Taxes).

          3.13   Principal Executive Office.
                 --------------------------

          The principal executive offices of the Seller are located at 1738 Bass Road, Macon, Georgia 31210. The Seller has no place of business in any state other than the State of Georgia.

          3.14   Nonconsolidation.
                 ----------------

          The Seller is and at all times since its incorporation has been operated in such a manner that it would not be substantively consolidated with the Originator or the Issuer and such that the separate existence of any of the Originator, the Seller or the Issuer would not be disregarded in the event of a bankruptcy or insolvency of the Seller or the Issuer, and in such regard:

          (a) the Seller is not involved in the day-to-day management of the Originator or the Issuer;

          (b) the Seller maintains separate corporate records and books of account from the Originator and the Issuer and otherwise observes corporate formalities and has a separate business office from the Originator and the Issuer;

          (c) the financial statements and books and records of the Seller prepared after the Issuance Date will reflect the separate existence of the Originator and the Issuer;

          (d) the Seller maintains its assets separately from the assets of the Originator and the Issuer (including through the maintenance of a separate bank account), the Seller's funds and assets, and records relating thereto, have not been and are not commingled with those of the Originator or the Issuer and the separate creditors of the Originator and the Issuer will be entitled to be satisfied out of the Originator's and the Issuer's respective assets prior to any value in the Originator or the Issuer becoming available to the Originator's or the Issuer's equityholders or the Seller's creditors;

          (e) all business correspondence of the Seller and other communications are conducted in the Seller's own name and on its own stationery; and

          (f) neither the Originator nor the Issuer acts as an agent of the Seller in any capacity and the Seller does not act as agent for the Originator or the Issuer, but instead presents itself to the public as a corporation separate from the Originator and the Issuer.

          3.15   Capital Contribution Treatment.
                 ------------------------------

          The Seller will treat the transfer to the Issuer of the Leases and amounts owed by Lessees under the Leases and of its interests (other than its ownership interest) in the Equipment as a capital contribution for financial accounting and reporting purposes.

          SECTION 4.   ADMINISTRATION OF LEASES

          4.01   Servicer to Act.
                 ---------------

          (a) Notwithstanding the contribution and transfer by the Originator of the Leases and the Equipment contemplated hereby, the Servicer, for the benefit of the Issuer, will service and administer each Lease in accordance with the terms thereof and of this Assignment and Servicing Agreement. The Servicer shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect each Lease from time to time, all in accordance with (i) customary and prudent servicing procedures for leases of a similar type, (ii) all applicable laws, rules and regulations, and (iii) without limitation as to its obligations under the preceding clauses (i) and
(ii), no less a standard of care than that which it applies to leases it services for its own account. The Servicer shall provide the Lessees with appropriate invoices and such other notices as may be required to ensure that all Lease Payments, Casualty Payments and Termination Payments on or in respect of each Lease are remitted by the Lessees to the address specified by the Servicer. The Servicer shall deposit such payments to the Collection Account within two Business Days of the receipt thereof. Any other amount received by the Servicer from time to time from the Originator, the Issuer or any Lessee which is subject to the Lien of the Indenture shall be held in trust by the Servicer, as agent for the Trustee and promptly turned over to the Trustee or deposited into the Collection Account for application in accordance with the provisions of the Indenture.

          (b) The Servicer shall do, and shall have full power and authority to do, subject only to the specific requirements and prohibitions of this Assignment and Servicing Agreement, any and all things in connection with the servicing and administration of the Leases and the interests in the Equipment which are consistent with the manner in which it services leases and equipment constituting part of its own portfolio and consistent with the customary practices of servicers in the equipment leasing industry, but in performing its duties hereunder, the Servicer will act on behalf and for the benefit of the Issuer, the Trustee and the holders of the Notes and the Insurer, subject at all times to the provisions of the Indenture, without regard to any relationship which the Servicer or any Affiliate of the Servicer may otherwise have with a Lessee. The Servicer shall at all times act in accordance with the provisions of each Lease, and shall observe and comply with all requirements of law applicable to it. Except as permitted by the terms of any Lease following a default thereunder, the Servicer shall not take any action which would result in the interference with the Lessee's right to quiet enjoyment of the Equipment subject to the Lease during the term thereof. The Servicer shall exercise with respect to each item of Equipment all rights and remedies it, the Issuer or the Trustee shall have against any vendor of the Equipment, subject to the provisions of any Lease, and shall promptly pay all amounts realized from such actions to the Trustee for deposit in the Collection Account, in accordance with the terms of the Indenture.

          (c) Without limiting the generality of the foregoing, the Servicer agrees to (i) invoice each Lessee monthly (except quarterly, semi-annually or annually in the case of Leases which provide for quarterly, semi-annual or annual Lease Payments, respectively) for all Lease Payments required to be paid by such Lessee in such manner and to the same extent as the Servicer does with respect to leases held for its own account, (ii) maintain with respect to each Lease and each item of Equipment, and with respect to each payment by each Lessee and compliance by each Lessee with the provisions of each Lease, complete and accurate records in the same form and to the same extent as the Servicer does with respect to leases and equipment held for its own account (which records shall be at least as complete and accurate as those maintained by the Servicer as of the date of this Assignment and Servicing Agreement), and (iii) from time to time execute, deliver and file (or cause the same to be done), and the Servicer is hereby authorized and empowered to execute, deliver, and file on behalf of the Originator, the Seller, the Issuer and the Trustee, any and all tax returns with respect to sales, use, personal property and other taxes (other than corporate income tax returns) and any and all reports or licensing applications required to be filed in any jurisdiction with respect to any Lease or any item of Equipment and, except as provided in the last sentence of this
Section 4.01(c), any Financing Statements and assignments of Financing Statements and continuation statements as may from time to time be necessary because of Lease substitutions, equipment replacements in accordance with the provisions of any Lease or otherwise so that the transfer of the Leases and Equipment from the Originator to the Seller, the transfer of the Leases from the Seller to the

Issuer, the security interest granted by the Seller to the Issuer in the Equipment and the security interest granted by the Issuer pursuant to the Indenture in favor of the Trustee in each of the Leases and the Issuer's interest in the Equipment, at all times will be perfected by such filings with the appropriate Uniform Commercial Code filing offices. The Originator, the Seller, the Issuer and the Servicer agree to file Financing Statements on Form UCC-1 to perfect the ownership interest of the Issuer and the security interest of the Trustee in the Leases, the ownership interest of the Seller in the Equipment, the security interest in favor of the Issuer in the Equipment and the security interest of the Trustee in the Issuer's interest in the Equipment. The parties acknowledge that the Originator has not filed, and it is not contemplated that the Originator, the Servicer, the Seller, the Issuer or any other party will file, Financing Statements in order to perfect or to continue in effect any security interest in any item of Equipment securing the obligations of the Lessee under the Lease relating to such Equipment.

          (d) The Servicer will maintain, or cause to be maintained, with respect to the Leases and the Equipment casualty and liability insurance in amounts at least as great as those described in Section 2.04(f). Each such casualty and liability policy (i) if maintained by the Servicer, shall name the Issuer and Trustee as loss payees or additional insureds and (ii) if maintained by the Lessee, shall name the Servicer or the Trustee as loss payee and additional insured; provided that the Servicer shall cause all such policies to
                    --------
name the Trustee and the Issuer as loss payees and additional insureds if (A) the Originator is no longer the Servicer, (B) an Event of Default shall have occurred and be continuing or (C) a Servicer Event of Default shall have occurred and be continuing.

          (e) On or prior to the Issuance Date, the Servicer will file the Required Financing Statements and thereafter will file such additional Financing Statements and continuation statements and assignments with respect to the Leases and the Equipment as may be necessary because of equipment replacements in accordance with the provisions of any Lease, purchases of Additional Leases in accordance with Section 11 and Lease substitutions pursuant to Section 11 hereof, any revision to the Uniform Commercial Code, or otherwise so that (i) the ownership interest and security interest contemplated by this Agreement in favor of the Issuer, and the security interest contemplated by the Indenture in favor of the Trustee, in the Leases will be perfected by such filings with the appropriate Uniform Commercial Code filing offices and (ii) the ownership interest contemplated by this Agreement in favor of the Seller, and the security interest contemplated by this Agreement in favor of the Issuer and by the Indenture in favor of the Trustee, in the Equipment, will be perfected by such filings with the appropriate Uniform Commercial Code filing offices.

          (f) The Servicer shall pay Excess Copy Charges and Maintenance Charges, if any, owing to IKON Office Solutions, Inc. in a timely fashion.

          4.02   Lease Amendments and Modifications.
                 ----------------------------------

          In performing its obligations hereunder, the Servicer may, acting in the name of the Issuer and without the necessity of obtaining the prior consent of the Issuer, the Insurer or the Trustee, enter into and grant modifications, waivers and amendments to the terms of any Lease except for modifications, waivers or amendments that (a) are inconsistent with the servicing standards set forth in Section 4.01 above, (b) would reduce the amount or extend the time for payment of any Lease Payment, Casualty Payment or Termination Payment to be made under a Lease (other than to permit termination of a Lease which does not otherwise provide for termination by requiring the payment, in lieu of all future Lease Payments with respect to the Lease or Equipment subject thereto, an amount which equals or exceeds the Lease Purchase Amount for such Lease as of such date) or the Lessee's absolute and unconditional obligation to make payment of the same, (c) would reduce or adversely affect the Lessee's obligation to maintain, service, insure and care for the Equipment or would permit the alteration of any item of Equipment in any way which could adversely affect its present or future value or (d) otherwise could adversely affect the interests of any of the Seller, the Issuer, the Trustee, the Insurer or the holders of the Notes.

          In addition, following the transfer of any Lease to the Issuer in accordance herewith, the Servicer may make adjustments to such Lease which modify one or more terms of such Lease, such as payment amount or payment date. Such administrative adjustments may result in a re-booking of such Lease and the assignment of a new Lease number, but will not be considered to be a substitution or prepayment of such Lease. Except to the extent the Originator substitutes a Substitute Lease therefor in accordance with Section 11 hereof, the Servicer may permit such adjustments so long as the following conditions precedent have been satisfied:

                 (i) after giving effect to such adjustment and any additions and substitutions pursuant to Section 11, the final payment on such Lease must be on or prior to March 2006;

                 (ii) after giving effect to such adjustments and any additions and substitutions pursuant to Section 11 the aggregate amount of Lease Payments through the term of the Leases (including the Substitute Leases and the Additional Leases) will not be materially less than the aggregate scheduled Lease Payments of the Leases prior to such adjustment, substitution or addition;

                 (iii) after giving effect to such adjustments, additions and substitutions pursuant to Section 11, the Discounted Present Value of the Performing Leases must not be less than the Discounted Present Value of the Performing Leases prior to such adjustment, addition and substitution; and

                 (iv) after giving effect to such adjustments, additions, and substitutions pursuant to Section 11, the weighted average remaining term of the Performing Leases must not be greater than the weighted average remaining term of the Performing Leases prior to such adjustment, addition, and substitution.

          4.03   Non-Performing Leases.
                 ---------------------

          (a) Upon receipt of notice from the Issuer, the Trustee or any other Person, or if the Servicer otherwise learns that any Lease is a Non-Performing Lease, the Servicer will take such action as is appropriate, consistent with the Servicer's administration of leases in its own portfolio and consistent with the customary practices of servicers in the office equipment leasing industry, including such action as may be necessary to cause, or attempt to cause, the Lessee thereunder to cure such non-performance (if the same may be cured) or to terminate or attempt to terminate such Lease and to recover, or attempt to recover, all damages resulting from such default.

          (b) The Servicer will use its best efforts to sell or lease any Equipment that is subject to a Non-Performing Lease in a timely manner and upon the most favorable terms and conditions available at the time. In the event of an Early Lease Termination, any Substitute Leases in respect thereof must have a Discounted Present Value equal to or greater than that of the Early Termination Lease, monthly payments at least equal to those of the Early Termination Lease through the remaining term of such Early Termination Lease and a remaining term less than or equal to that of the Early Termination Lease.

          (c) In the event that the Servicer is required to sell or lease any item of Equipment pursuant to the provisions of this Section 4.03 at a time when the Servicer has other similar items of equipment available to it, the Servicer will not favor any such other item in its remarketing efforts.

          (d) All amounts realized by the Servicer in the performance of its duties under this Section 4.03 with respect to any Lease remaining subject to the Lien of the Indenture and related Equipment (net of the Servicer's actual out-of-pocket expenses reasonably incurred in such realization), including amounts received by the Servicer pursuant to the provisions of Section 5.05, shall be held in trust by the Servicer, as agent for the Trustee and deposited into the Collection Account for application in accordance with the provisions of the Indenture; provided that, to the extent that (i) the Servicer has made any
               --------
advances pursuant to Section 5.01 hereof with respect to any Lease which thereafter became a Non-Performing Lease, and (ii) the Servicer has not otherwise been fully reimbursed for such advances or payments, the Servicer shall reimburse itself for such advances or payments from any amounts recovered with respect to such Non-Performing Lease before depositing any such amounts pursuant to this Section 4.03(d). Any amounts properly retained by the Servicer pursuant to this Section are, without further action by the Trustee, released from the Lien of the Indenture.

          4.04   Costs of Servicing; Servicing Fee; Administrative Expenses.
                 ----------------------------------------------------------

          (a) All costs of servicing each Lease in the manner required by this Section 4 shall be borne by the Servicer, but the Servicer shall be entitled to retain, out of any amounts actually recovered by the Servicer in the performance of its obligations under Section 4.03 hereof with respect to any Lease or the interests in the Equipment subject thereto, the Servicer's actual out-of-pocket expenses reasonably incurred in the course of such performance with respect to such Lease or the interests in the Equipment. (For all purposes of this Section 4 the Servicer's "out-of-pocket expenses" means only those expenses incurred to third parties (e.g., reasonable fees of outside counsel in a collection suit) and not salaries, operating costs, overtime wages and other such "overhead" costs or expenses of the Servicer.) In addition, the Servicer shall be entitled to receive on each Payment Date following the Issuance Date a servicing fee with respect to the Notes (the "Servicing Fee"). Any amounts properly retained by the Servicer pursuant to this Section are, without further action by the Trustee, released from the Lien of the Indenture.

          (b) The amount of the Servicing Fee which the Servicer shall be entitled to receive on each Payment Date following the original issuance of the Notes shall be determined by multiplying one-twelfth of 0.75% by the lesser of
(i) the Discounted Present Value of the Performing Leases or (ii) the Outstanding Principal Amount of the Notes, in each case at the Determination Date for such Payment Date before application of payments with respect thereto.

          (c) The Servicer agrees to pay, out of the Servicing Fee, all Trustee Fees and expenses of the Trustee in connection with the Notes (including the expenses relating to the preparation and delivery of reports to Noteholders) and all fees of accountants in connection with the Notes.

          4.05   Other Transactions.
                 ------------------

          Nothing in this Assignment and Servicing Agreement shall preclude the Originator or the Servicer from entering into other leases or other financial transactions with any Lessee or selling or discounting any such lease with any Person.

          SECTION 5.   SERVICER ADVANCES AND ORIGINATOR'S AND SELLER'S SUPPORT

          5.01   Late Lease Payments.
                 -------------------

          On each Determination Date, the Servicer may, but will not be required to, advance and remit to the Trustee for deposit in the Collection Account, in such manner as will ensure that the Trustee will have immediately available funds on account thereof by 11:00 A.M. New York City time on the second Business Day prior to the next succeeding Payment Date, an amount (a "Servicer Advance") equal to any Lease Payment due during the prior Due Period but unpaid prior to such Determination Date with respect to any Lease. In consideration of each Servicer Advance the Servicer will be entitled to retain any late payment fees recovered from the Lessee with respect to any Lease Payment covered by a Servicer Advance. In addition, the Servicer will be reimbursed for Servicer Advances from Available Funds in the Collection Account in accordance with the Indenture on the following Payment Date. Any amounts properly retained by the Servicer pursuant to this Section are, without further action by the Trustee, released from the Lien of the Indenture.

          5.02   Early Termination Leases.
                 ------------------------

          Following the Determination Date as of which any Lease first becomes an Early Termination Lease the Originator may, but shall have no obligation to, either (a) substitute one or more Eligible Leases and the Equipment subject thereto for such Lease and the Equipment subject thereto pursuant to Section 11 hereof (if the Originator is then entitled to substitute Leases and Equipment in accordance with the provisions of Section 11.01 hereof) on or before the second Business Day prior to the next succeeding Payment Date, (b) purchase from the Issuer such Lease and the Issuer's interest in the related Equipment by remitting to the Trustee an amount equal to the Lease Purchase Amount in such manner as will ensure that the Trustee will have immediately available funds therefor by 11:00 A.M. New York City time on the second Business Day prior to the next succeeding Payment Date or (c) transfer to the Issuer one or more Additional Leases in consideration of the proceeds thereof in accordance with
Section 11 hereof.

Unless the Originator takes one of the actions set forth in the prior sentence, the Servicer will not permit a voluntary termination of a Lease prior to its stated maturity unless it receives a payment in connection with such termination equal to at least the Lease Purchase Amount. Any Early Termination Lease and the Issuer's interest in the Equipment subject thereto which is purchased, or for which Additional Leases have been acquired or Substitute Leases transferred, pursuant to this Section 5.02 shall nevertheless remain subject to the Lien of the Indenture until such time as an Additional Lease or Additional Leases have been acquired or Substitute Lease or Substitute Leases have been transferred in accordance with the provisions of Section 11 hereof or the Lease Purchase Amount has been paid.

          5.03    Indemnification.
                  ---------------

          Subject to the provisions of Section 7.02, the Originator, in its capacity as Servicer, agrees to indemnify and hold harmless the Issuer, the Trustee (its officers, directors, employees and agents) and each holder of the Notes (each an "Indemnified Party") against any and all liabilities, losses, damages, penalties, costs and expenses (including costs of defense and legal fees and expenses) which may be incurred or suffered by such Indemnified Party (except to the extent arising out of the gross negligence or willful misconduct on the part of the Indemnified Party) as a result of claims, actions, suits or judgments asserted or imposed against it and arising out of the transactions contemplated hereby or by the Indenture, including, without limitation, any claims resulting from any use, operation, maintenance, repair, storage or transportation of any item of Equipment, whether or not in the Servicer's possession or under its control pursuant to this Assignment and Servicing Agreement, and any tort claims and any fines or penalties arising from any violation of the laws or regulations of the United States or any state or local government or governmental authority; provided that the foregoing indemnity
                                      --------
shall in no way be deemed to impose on the Originator any obligation, other than to the extent specifically set forth in this Agreement or the Indenture, to make any payment with respect to any Lease or Equipment or principal or interest on the Notes, to pay or reimburse the Insurer in respect of any amount paid by the Insurer on or in respect of the Notes or to reimburse the Issuer for any payments on account of the Notes. This Section 5.03 shall bind any successor Servicer hereunder. Nothing in this indemnification shall be construed as a guaranty of any Lease or any Equipment by the Originator. The obligations of the Servicer hereunder shall survive the satisfaction and discharge of the Indenture or the earlier resignation or removal of the Trustee thereunder.

          5.04   Purchases; Other Payments.
                 -------------------------

          (a) In the event that (i) any of the representations or warranties made by the Originator in Sections 2.04, 2.05(b) and 2.08 hereof with respect to any of the Leases or the Equipment subject thereto proves at any time to have been inaccurate in any material respect as of the Issuance Date or related transfer date, as the case may be, or (ii) any Lease shall be terminated in whole or in part by a Lessee, or any amounts due with respect to any Lease shall be reduced or impaired, as a result of (x) any action or inaction by the Originator (other than any such action or inaction of the Originator, when acting as Servicer, in connection with the enforcement of any Lease in a manner consistent with the provisions of this Assignment and Servicing Agreement) or
(y) any claim by any Lessee against the Originator and, in any such case, the event or condition causing such inaccuracy, termination, reduction, impairment or claim shall not have been cured or corrected within 30 days after the earlier of the date on which the Originator is given notice thereof by the Issuer or the Trustee or the date on which the Originator otherwise first has notice thereof, the Originator will purchase such Lease and related Equipment interests by paying to the Servicer for deposit into the Collection Account, not later than the second Business Day after the Determination Date next following the expiration of such 30-day period with respect to the events referenced in
Section 5.04(a)(i) and (ii), an amount equal to the Lease Purchase Amount, and simultaneously with such purchase, the Originator shall reimburse the Servicer for all amounts, if any, theretofore advanced by the Servicer pursuant to
Section 5.01 with respect to such Lease. Without limiting the generality of the foregoing, it is agreed and understood that for purposes of this Section 5.04, any inaccuracy in any representation or warranty with respect to (i) the priority of the Lien of the Indenture with respect to any Lease or (ii) the amount (if less than represented) of the Lease Payments, Casualty Payments or Termination Payments under any Lease shall be deemed to be material.

          (b) By the Issuance Date, the Originator and the Seller agree to obtain and provide to the Trustee UCC searches against each of them from the appropriate filing offices in Georgia confirming the absence of any UCC filings (other than those in the process of being released pursuant to releases delivered on the Issuance Date) against either of them with respect to the Leases (including the right to receive all payments due or to become due thereunder) and the Equipment, other than those naming the Seller or the Issuer as the owner of the Leases or the Trustee as secured party. In the event the Originator and Seller fail to provide any such searches required by the preceding sentence of this Section 5.04(b) within the required time period or any search reveals the existence of any conflicting Liens (which are not removed within 30 days of receipt of such search), the Originator shall be required to purchase not later than the third Business Day after the Determination Date following the expiration of the time period during which such search was to be obtained or such Lien released, as the case may be, any Lease as to which such searches are not provided or with respect to which conflicting Liens with respect thereto or any related Equipment are found to exist at the Lease Purchase Amount for such Lease.

          (c) The Originator's obligations under this Section 5.04 are the full recourse obligations of the Originator and shall in no way be limited or discharged by the application of any funds constituting part of the Asset Pool.

          (d) In connection with any purchase of Leases and Equipment interests pursuant to this Section 5.04, the Originator may reacquire from the Seller the ownership interest of the Seller in such Equipment.

          5.05   Seller's Obligation in Respect of Non-Performing Leases.
                 -------------------------------------------------------

          In the event that any Lease shall become a Non-Performing Lease, and the Originator shall not have substituted one or more Substitute Leases therefor in accordance with the provisions of Section 11, the Seller shall pay to the Issuer in the manner provided in the next sentence an amount equal to the lesser of (i) the amount of all recoveries by the Seller in respect of the sale, re-lease or other disposition of any item of Equipment subject to such Non-Performing Lease and (ii) the Discounted Present Value of such Non-Performing Lease (the "Recourse Amount"). The amount of any such recoveries, up to the Recourse Amount, shall be deposited into the Collection Account within two Business Days of the receipt thereof by the Seller or the Servicer. The Seller's obligations under this
Section 5.05 are secured by a security interest from the Seller to the Issuer in all right, title and interest of the Seller in and to the Equipment subject to the Leases (whether or not constituting Non-Performing Leases).

          5.06   Payment Advices.
                 ---------------

          Each payment to the Servicer pursuant to any of the provisions of this Assignment and Servicing Agreement shall be accompanied by written advice containing sufficient information to identify the Lease and/or Equipment to which such payment relates, the Section of this Assignment and Servicing Agreement pursuant to which such payment is made, and the proper application pursuant to the provisions of this Assignment and Servicing Agreement or the Indenture of the amounts being paid.

          SECTION 6.  INFORMATION TO BE PROVIDED

          6.01   Monthly Status Reports; Servicing Reports.
                 -----------------------------------------

          (a) Within five Business Days following each Payment Date, the Servicer will send to the Issuer, the Trustee and the Insurer a written report, signed by one of the Servicer's financial officers, (i) identifying each Lease with respect to which any Lease Payment was 90 or more days overdue as of the end of the immediately preceding Due Period, the Discounted Present Value of such Lease as of such Payment Date, the amount advanced by the Servicer with respect to such Lease pursuant to Section 5.01 hereof since the Servicer's previous monthly report (or, in the case of the first such report, since the Cut-Off Date), (ii) identifying each Lease with respect to which any Lease Payment was 60 or more days overdue as of the end of the immediately preceding Due Period, the Discounted Present Value of such Lease as of such Payment Date, and the amount advanced by the Servicer with respect to such Lease pursuant to
Section 5.01 hereof since the Servicer's previous monthly report (or, in the case of the first such report, since the Issuance Date), (iii) identifying each Lease which became a Non-Performing Lease as of the preceding Determination Date and specifying the Discounted Present Value of such Lease as of such Determination Date (or, in the case of the first such report, subsequent to the Cut-Off Date) and the aggregate Discounted Present Value of all such Non-Performing Leases, and (iv) indicating the aggregate amount recovered by the Servicer subsequent to the preceding Payment Date (or, in the case of the first Payment Date, subsequent to the Cut-Off Date) and on or prior to such Payment Date with respect to Lease Delinquency Payments and Lease Payments in respect of Non-Performing Leases previously made by the Servicer (and the specific amounts so recovered with respect to any Non-Performing Lease) as of the related Determination Date. Each such report shall also describe generally what action or actions the Servicer is then taking or proposes to take to recover from the appropriate Lessees any amounts previously paid by the Servicer to the Trustee pursuant to Section 5.01 hereof.

          (b) On the Determination Date, the Servicer shall deliver to the Trustee, each Rating Agency, the Counterparty and the Insurer a servicing report signed by an Authorized Officer of the Servicer (the "Servicing Report") duly completed and dated, in substantially the form of Exhibit B hereto.

          (c) The Servicing Report shall include, among other items, the total amount of all Lease Payments, Casualty Payments, Retainable Deposits, Termination Payments, Lease Purchase Amounts, recoveries related to Non-Performing Leases and other payments received by the Servicer and deposited in the Collection Account prior to the related Determination Date and on or subsequent to the Determination Date preceding such Determination Date (or, in the case of the first Determination Date, on or subsequent to the Cut-Off Date). Such report shall indicate the amount of all Lease Payments received by the Servicer and deposited in the Collection Account which are for any Due Period other than the Due Period for such Determination Date and shall identify each Lease with respect to which a Casualty Payment, Retainable Deposit, Termination Payment or Lease Purchase Amount was made during such time period. Such report shall also indicate (i) the aggregate amount paid by the Servicer on or subsequent to the most recent Determination Date pursuant to Section 5.01 hereof, and (ii) the aggregate amount reimbursed to the Servicer prior to the most recent Determination Date and on or subsequent to the Determination Date preceding such Determination Date (or, in the case of the first Determination Date, on or subsequent to the Cut-Off Date) for any Servicer Advances made by the Servicer pursuant to Section 5.01 hereof. Such report shall also include the amount of the distribution with respect to each class of Notes to be made on the related Payment Date, the amount of such distribution allocable to principal, the amount of such distribution allocable to interest, the Asset Pool balance as of the close of business on the last day of the related Due Period, the aggregate outstanding principal balance and the Pool Factor for each class of Notes after giving effect to all distributions allocable to principal on such Payment Date, the amounts paid to or retained by the Servicer, if any, with respect to the related Due Period, and the amount of the aggregate Purchase Amounts in respect of Leases that have been reacquired, if any, for such Due Period. The Servicer hereby represents and warrants that such calculations will be correct and accurate, and the Servicer shall be fully responsible for, and shall reimburse and indemnify each Indemnified Party for, any loss resulting from such Indemnified Party's reliance on any such calculations which are not correct.

          (d) The Servicer shall deliver to the Issuer and the Trustee, with a copy to each Rating Agency and the Insurer, within 135 days following the end of each fiscal year of the Servicer, beginning with the Servicer's fiscal year ending September 30, 2000, an Officers' Certificate stating that the Servicer has fulfilled its obligations under the Assignment and Servicing Agreement in all material respects throughout the preceding twelve (12) months (or, in the case of the first such certificate, the period from the Issuance Date) or if there has been any material default under the Assignment and Servicing Agreement or the Indenture, describing such default.

          (e) The Servicer shall deliver to the Issuer and the Trustee, with a copy to each Rating Agency and the Insurer, within 120 days following the end of each fiscal year of the Servicer, beginning with the Servicer's fiscal year ending September 30, 2000, a report (the "Supplementary Report") signed by an Authorized Officer on behalf of the Servicer and dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer and the Servicer's performance under the Assignment and Servicing Agreement and the Indenture for the previous 12-month period (or, in the case of the first such report, the period from the Issuance Date) has been made under such officer's supervision and (b) nothing has come to such officer's attention to indicate that a Servicer Event of Default has occurred, or, if any Servicer Event of

Default has occurred and is continuing, specifying each such event known to the officer, the nature and status thereof and the steps necessary to remedy such event.

          (f) If any funds are to be withdrawn from the Collection Account other than as provided in Section 3.03(b) of the Indenture, the Servicer shall submit with the related Servicing Report the certificate required by Section 3.03(d) of the Indenture.

          (g) Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Servicer on behalf of the Issuer, will provide to the Noteholders a statement containing the distribution amount with respect to each class of Notes and the distribution amount allocable to interest for that calendar year and any other information required by applicable tax laws, for the purpose of the Noteholders' preparation of federal income tax returns.

          (h) The Servicer shall deliver to the Trustee and the Insurer and each of the Rating Agencies, within three days after obtaining knowledge of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time would become an Event of Default under any of clauses (c),
(d), (e) or (f) of Section 7.01 of the Indenture, its status and what action the Issuer or the Servicer is taking or proposes to take with respect thereto.

          6.02   Annual Independent Public Accountant's Report.
                 ---------------------------------------------

          The Servicer shall cause a firm of independent public accountants (who may also render other services to the Servicer, the Seller or the Originator) to deliver to the Trustee, with a copy to the Insurer and each Rating Agency, within 135 days following the end of each fiscal year of the Servicer, beginning with the Servicer's fiscal year ending September 30, 2000, a written statement to the effect that such firm has (a) obtained from the Servicer a copy of the monthly status report pursuant to Section 6.01 for each of three months during the previous calendar year, such three months to be selected at random by such firm of independent public accountants; (b) compared the information contained in such monthly status report and in the monthly summaries prepared by the Servicer in support of such monthly status report to the computer printouts and accounts prepared by the Servicer and supporting such reports; and (c) selected, at random, 100 Leases included in the Asset Pool and compared the activity in the files maintained by the Servicer for such Leases to the activity as reported for those Leases to the monthly summaries prepared by the Servicer and supporting the monthly status report, and that, on the basis of such examination and comparison, such firm is of the opinion that the Servicer has prepared such monthly status report and summaries in agreement with the computer printouts, accounts and individual Lease files, except in each case for (x) such exceptions as such firm shall believe to be immaterial and (y) such other exceptions as shall be set forth in such statement. In the event such firm of independent public accountants requires the Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee shall deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

          SECTION 7.  THE SERVICER

          7.01   Merger or Consolidation of the Servicer.
                 ---------------------------------------

          So long as the Notes remain outstanding, the Servicer will keep in full force and effect its existence, rights and franchise as a corporation under the laws of its jurisdiction of incorporation and will preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of any of the Leases or to permit performance of the Servicer's duties under this Assignment and Servicing Agreement.

          So long as the Notes remain outstanding, the Servicer shall not merge or consolidate with any other Person unless (i) the entity surviving such merger or consolidation is a corporation organized under the laws of the United States or any jurisdiction thereof and (ii) the surviving entity, if not the Servicer, shall execute and deliver to the Issuer, the Servicer and the Trustee, in form and substance satisfactory to each of them, (a) an instrument expressly assuming all of the obligations of the Servicer hereunder and (b) an opinion of counsel to the effect that (i) such Person is a corporation of the type described in the preceding clause (i); (ii) such Person has effectively assumed the obligations of the Servicer hereunder, (iii) all conditions precedent to such action have been satisfied and (iv) all required Financing Statements have been filed. Upon the occurrence of any such merger or consolidation, the Servicer shall give notice promptly to the Rating Agencies.

          7.02   Limitation on Liability of the Servicer and Others.
                 --------------------------------------------------

          Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall incur any liability to the Issuer, the Trustee, the Insurer or the holders of the Notes for any action taken or not taken in good faith pursuant to the terms of this Assignment and Servicing Agreement with respect to any Lease (including any Non-Performing Lease) or the Equipment subject thereto; provided, however, that this provision shall not protect the
                 --------  -------
Servicer or any such person against any breach of warranties, representations or covenants made by it herein or in any certificate delivered in conjunction with the purchase of the Notes or for any liability which would otherwise be imposed for any action or inaction resulting from willful misconduct or bad faith or for negligence in the performance or nonperformance of its duties hereunder.

          7.03   Servicer Not to Resign or Be Removed.
                 ------------------------------------

          The Servicer shall not resign from the servicing obligations and duties hereby imposed on it except upon determination that such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of independent counsel to the Servicer, in form and substance satisfactory to the Insurer (so long as the Policy is outstanding) or the Trustee (if the Policy is not outstanding), to such effect delivered to the Trustee and the Insurer with a copy to each Rating Agency.

          Except as provided in Section 10.02 hereof, the Servicer shall not be removed or be replaced as Servicer with respect to any Lease or any of the Equipment.

          No resignation or removal of the Servicer shall in any event (i) become effective until the Trustee or a successor servicer shall have assumed the Servicer's servicing responsibilities and obligations in accordance with
Section 10.02 hereof, or (ii) affect the Originator's obligations pursuant to
Section 5 hereof.

          7.04   Financial and Business Information.
                 ----------------------------------

          The Servicer will deliver to the Issuer and the Trustee, and the Trustee upon receipt thereof shall deliver to the Insurer and each Rating Agency and upon request, to any holder of outstanding Notes evidencing not less than 25% of the Outstanding Principal Amount of the Notes (and, upon the request of any holder of Outstanding Notes evidencing not less than 25% of the Outstanding Principal Amount of the Notes, to any prospective transferee of any Notes):

          (a) Quarterly Statements - within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Servicer, a copy of:

          (1) a consolidated balance sheet of the Servicer (or its parent) and its consolidated subsidiaries at the end of such quarter, and

          (2) consolidated statements of income, retained earnings and cash flow of the Servicer (or its parent) and its consolidated subsidiaries for that quarter and for the portion of the fiscal year ending with such quarter, accompanied by a certificate signed by a principal financial officer of the Servicer stating that such financial statements present fairly the financial condition of the Servicer and its consolidated subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied;

          (b)    Annual Statements - within 135 days after the end of each
                 -----------------
fiscal year of the Servicer, a copy of:

          (1) a consolidated balance sheet of the Servicer (or its parent) and its consolidated subsidiaries, at the end of that year, and

          (2) consolidated statements of income, retained earnings and cash flow of the Servicer (or its parent) and its consolidated subsidiaries for that year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion of a firm of independent certified public accountants of recognized national standing stating that such financial statements present fairly the financial condition of the Servicer and its consolidated subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur and footnote), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (c)    Notice of Servicer Event of Default - immediately upon the
                 -----------------------------------
Servicer's becoming aware of the existence of any condition or event which constitutes a Servicer Event of Default, a written notice, by certified mail return receipt requested, hand delivery or overnight courier, describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto;

          (d)    SEC and Other Reports - promptly upon their becoming available,
                 ---------------------
one copy of each report (including the Servicer's annual report to shareholders and reports on Form 8-K, 10-K, and 10-Q), proxy statement, registration statement, prospectus and notice filed with or delivered to any securities exchange, the Securities and Exchange Commission or any successor agencies; and

          (e)    Report on Proceedings - promptly upon the Servicer becoming
                 ---------------------
aware of

          (1) any proposed or pending investigation of it by any governmental authority or agency, or

          (2)    any court or administrative proceeding

which involves or may involve the possibility of materially and adversely affecting the properties, business, prospects, profits or conditions (financial or otherwise) of the Servicer, a written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits.

          7.05   Officers' Certificates.
                 ----------------------

          With each set of financial statements delivered pursuant to Section 7.04, the Servicer will deliver an Officers' Certificate stating (i) that the officers signing such Officers' Certificate have reviewed the relevant terms of this Assignment and Servicing Agreement and have made, or caused to be made under such officers' supervision, a review of the activities of the Servicer during the period covered by the statements then being furnished, (ii) that the review has not disclosed the existence of any Servicer Event of Default or, if a Servicer Event of Default exists, describing its nature and what action the Servicer has taken and is taking with respect thereto, and (iii) that on the basis of such review the officers signing such certificate are of the opinion that during such period the Servicer has serviced the Leases in compliance with the procedures hereof except as described in such certificate.

          7.06   Inspection.
                 ----------

          The Servicer will permit, on reasonable prior notice, the representatives of the Issuer, the Trustee, the Insurer (so long as the Policy is outstanding) and, if the Policy is no longer outstanding, the holder of any Notes evidencing not less than 25% of the Outstanding Principal Amount of the Notes to inspect the servicing operations and discuss the servicing operations of the Servicer with any of its officers or employees all at such reasonable times and as often as may be reasonably requested for the purpose of reviewing the Servicer or the Servicer's performance of its duties and obligations hereunder. Any expense incident to the exercise by the Issuer, the Trustee, the Insurer, or any holder of the Notes during the continuance of any Servicer Event of Default, or any event or condition which with the giving of notice or the lapse of time or both would become a Servicer Event of Default, of any right under this Section 7.06 shall be borne by the Servicer.

          7.07   Servicer Records.
                 ----------------

          The Servicer will indicate in its records that it is servicing and administering each Lease in its capacity as Servicer hereunder, and to the extent it is in possession of any original Lease agreement, will hold such Lease, subject to the provisions of the Indenture as custodian for the Trustee.

          SECTION 8.  THE ORIGINATOR

          8.01   Merger or Consolidation of the Originator.
                 -----------------------------------------

          So long as the Notes remain outstanding, the Originator will keep in full force and effect its existence, rights and franchise as a corporation under the laws of its jurisdiction of incorporation and will preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of any of the Leases or to permit performance of the Originator's duties under this Assignment and Servicing Agreement.

          So long as the Notes remain outstanding, the Originator shall not merge or consolidate with any other Person unless (i) the entity surviving such merger or consolidation is a corporation organized under the laws of the United States or any jurisdiction thereof and (ii) the surviving entity, if not the Originator, shall execute and deliver to the Seller, the Issuer, the Servicer, the Trustee and the Insurer (so long as the Policy is outstanding), in form and substance satisfactory to each of them, (a) an instrument expressly assuming all of the obligations of the Originator hereunder and (b) an Opinion of Counsel to the effect that such Person is a corporation of the type described in the preceding clause (i) and has effectively assumed the obligations of the Originator hereunder.

          8.02   Control of Seller.
                 -----------------

          So long as the Notes remain outstanding, the Originator will not (i) sell, pledge or otherwise transfer any membership interest in the Seller held by the Originator or any capital stock of IKON Receivables Funding Inc. (the manager of the Seller and the Issuer) held by the Originator or (ii) vote such membership interests in the Seller in favor of any amendment to or alteration of the certificate of formation or limited liability company agreement of the Seller or any such capital stock of IKON Receivables Funding Inc. in favor of any amendment to or alteration of the certificate of incorporation or by-laws of the Manager.

          8.03   Financial and Business Information.
                 ----------------------------------

          The Originator will deliver to the Issuer, the Trustee and the Insurer (so long as the Policy is outstanding):

          (a)    Notice of Servicer Event of Default - immediately upon the
                 -----------------------------------
Originator becoming aware of the existence of any condition or event which constitutes a Servicer Event of

Default, a written notice (with a copy to each Rating Agency) describing its nature and period of existence and what action the Originator is taking or proposes to take with respect thereto;

          (b) SEC and Other Reports - promptly upon their becoming available, one copy of each report (including the Originator's annual report to shareholders and reports on Form 8-K, 10-K, and 10-Q), proxy statement, registration statement, prospectus, prospectus supplement and notice filed with or delivered to any securities exchange, the Securities and Exchange Commission or any successor agencies;

          (c)    Report on Proceedings - promptly upon the Originator becoming
                 ---------------------
aware of

          (1) any proposed or pending investigation of it by any governmental authority or agency, or

          (2)    any court or administrative proceeding,

which involves or may involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Originator, a written notice specifying the nature of such investigation or proceeding and what action the Originator is taking or proposes to take with respect thereto and evaluating its merits;

          (d)    ERISA - (i) promptly and in any event within ten days after the
                 -----
Originator knows or has reason to know of the occurrence of a Reportable Event with respect to a Pension Plan with regard to which notice must be provided to the PBGC, a copy of such materials required to be filed with the PBGC with respect to such Reportable Event and in each such case a statement of the chief financial officer of the Originator setting forth details as to such Reportable Event and the action which the Originator proposes to take with respect thereto;
(ii) at least ten days prior to the filing by any plan administrator of a Pension Plan of a notice of intent to terminate such Pension Plan, a copy of such notice; (iii) upon request of the Issuer and the Trustee, and in no event more than ten days after such request, copies of each annual report which is filed on Form 5500, together with certified financial statements for the Pension Plan (if any) as of the end of such year and actuarial statements on Schedule B to such Form 5500; (iv) promptly and in any event within ten days after it knows or has reason to know of any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, a statement of the chief financial officer of the Originator describing such event or condition; (v) promptly and in no event more than ten days after receipt thereof by the Originator or any Related Person, each notice received by the Originator or any Related Person concerning the imposition of any withdrawal liability under Section 4202 of ERISA; and (vi) promptly after receipt thereof a copy of any notice the Originator or any Related Person may receive from the PBGC or the Internal Revenue Service with respect to any Pension Plan; provided, however, that this
                                                  --------  -------
subsection (vi) shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service or notices which would not require any material payment by the Originator or any Related Person; and

          (e) Requested Information - with reasonable promptness, any other data and information which may be reasonably requested by such parties from time to time.

          Compliance by the Servicer with the requirements of Sections 7.04(c), 7.04(d) or 7.04(e) shall be deemed to be compliance by the Originator with the corresponding requirements of Section 8.03(a), 8.03(b) or 8.03(c), as the case may be, and vice versa, so long as IOS Capital is the Servicer hereunder.

          8.04   Officer's Certificates.
                 ----------------------

          With each set of financial statements delivered pursuant to Section 8.03, the Originator will deliver an Officers' Certificate stating that the officers signing such Certificate have reviewed the relevant terms of this Assignment and Servicing Agreement and have made, or caused to be made under such officers' supervision, a review of the activities of the Originator during the period covered by the income statements then being furnished and, so long as the Originator is Servicer hereunder, that the review has not disclosed the existence of any Servicer Event of Default or, if a Servicer Event of Default exists, describing its nature and what action the Originator has taken and is taking with respect thereto.

          8.05   Books and Records.
                 -----------------

          The Originator will clearly mark its books and records to reflect the contributions of Leases and Equipment pursuant to this Agreement.

          8.06   Communications.
                 --------------

          The Originator will reply to all inquiries by third parties with respect to the transactions contemplated by this Agreement by indicating that it has transferred the Leases and its right, title and interest in the related Equipment and that the Issuer now holds title to the Leases and such interests (other than ownership interests) in the Equipment.

          SECTION 9. THE SELLER

          9.01   Merger or Consolidation of the Seller.
                 -------------------------------------

          So long as the Notes remain outstanding, the Seller will keep in full force and effect its existence, rights and franchise as a limited liability company under the laws of its jurisdiction of organization and will preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of any of the Leases or to permit performance of the Seller's duties under this Assignment and Servicing Agreement.

          So long as the Notes remain outstanding, the Seller shall not merge or consolidate with any other Person.

          9.02   Control of Issuer.
                 -----------------

          So long as any of the Notes remain outstanding, the Seller will not
(i) sell, pledge or otherwise transfer any of its membership interests in the Issuer or (ii) vote such beneficial interests in favor of any amendment to or alteration of the certificate of formation or limited liability company agreement of the Issuer.

          9.03 Information.
               -----------

          The Seller will deliver to the Issuer, the Trustee and the Insurer (so long as the Policy is outstanding):

          (a)  Notice of Servicer Event of Default - immediately upon becoming
               -----------------------------------
aware of the existence of any condition or event which constitutes a Servicer Event of Default, a written notice (with a copy to each Rating Agency) describing its nature and period of existence and what action the Seller is taking or proposes to take with respect thereto;

          (b)  Report on Proceedings - promptly upon the Seller's becoming aware
               ---------------------
of

          (1) any proposed or pending investigation of it by any governmental authority or agency, or

          (2)  any court or administrative proceeding,

which involves or may involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Seller, a written notice specifying the nature of such investigation or proceeding and what action the Seller is taking or proposes to take with respect thereto and evaluating its merits;

          (c)  Requested Information - with reasonable promptness, any other
               ---------------------
data and information which may be reasonably requested by such parties from time to time.

          9.04 Inspection.
               ----------

          The Seller will permit, on reasonable prior notice, the representatives of the Issuer, the Servicer, the Trustee, the Insurer (so long as no Insurer Default has occurred and is continuing), or, if an Insurer Default has occurred and is continuing, any holder of the Notes evidencing not less than 25% of the Outstanding Principal Amount of any class of Notes to examine and discuss the operations of the Seller with any of its officers or employees all at such reasonable times and as often as may be reasonably requested for the purpose of reviewing Seller's performance of its duties and obligations hereunder. Any expense incident to the exercise by the Issuer, the Trustee or any holder of the Notes during the continuance of any default by the Seller in any of its obligations hereunder of any right under this Section 9.04 shall be borne by the Seller.

          9.05 Books and Records.
               -----------------

          The Seller will clearly mark its books and records to reflect each contribution of a Lease and of its right, title, and interest (other than its ownership interest) in the Equipment subject thereto to the Issuer.

          9.06 Communications.
               --------------

          The Seller will reply to all inquiries by third parties with respect to the transactions contemplated by this Agreement by indicating that it has contributed to the Issuer the Leases and its right, title and interest (other than its ownership interest) in the related Equipment.

          SECTION 10.  DEFAULT

          10.01   Servicer Events of Default.
                  --------------------------

          The following events and conditions shall constitute Servicer Events of Default hereunder:

                  (i) failure on the part of the Servicer to deposit to the Collection Account, or other applicable account in accordance with the terms of the Indenture within three Business Days following the receipt thereof any monies received by the Servicer (including, without limitation, any Lease Payments on Performing Leases or Non-Performing Leases) and required to be deposited thereunder and hereunder;

                  (ii) failure on the part of the Servicer to pay to the Trustee on the date when due in accordance with the terms hereof, any payment required to be made by the Servicer pursuant to Section 5 hereof;

                  (iii) failure on the part of either the Servicer or (so long as the Originator is the Servicer) the Originator to observe or perform in any material respect any other of their respective covenants or agreements in this Assignment and Servicing Agreement which failure continues unremedied for a period of 30 days after the earlier of (A) the date it first becomes known to any officer of the Originator or the Servicer, as the case may be, and (B) the date on which written notice thereof requiring the same to be remedied shall have been given to the Originator or the Servicer, as the case may be, by the Trustee, or to the Originator or the Servicer, as the case may be, and the Trustee by the Seller, the Issuer, the Insurer or any holder of the Notes;

                  (iv) if any representation or warranty made by the Originator in this Assignment and Servicing Agreement or in any certificate or other writing delivered pursuant hereto or made by any successor Servicer in connection with such successor Servicer's assumption of the duties of the Servicer shall prove to be incorrect in any material respect as of the time when the same shall have been made; provided, however, that the breach of any representation or
                --------  -------
          warranty made by the Originator or Servicer in this Assignment and Servicing Agreement will be deemed to be "material" only if it affects the Noteholders, the Insurer or the enforceability of the Indenture or of the Notes; and provided, further, that a material breach of any
                            --------  -------
          representation or warranty made by the Originator in this Assignment and Servicing Agreement with respect to any of the Leases or the Equipment subject thereto will not constitute a Servicer Event of Default if the Originator purchases such Lease and the Issuer's interest in the Equipment in accordance with this Assignment and Servicing Agreement;

                  (v)    an involuntary petition or proceeding shall be filed
          (A) in respect of the Servicer under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) seeking a decree or order adjudging the Servicer bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of or in respect of the Servicer under any applicable federal or state law, or the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Servicer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and either (1) such petition shall not have been dismissed within a period of 60 consecutive days or (2) any such order for relief or decree shall be entered in any such proceeding, or any such receiver, liquidator, assignee, trustee, sequestrator or other similar official shall be appointed;

                 (vi) the commencement by the Servicer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the failure by the Servicer to pay its debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action;

                 (vii) the failure of the Servicer to make one or more payments due with respect to aggregate recourse debt or other obligations exceeding $5,000,000, or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause (or permit one or more Persons to cause) more than $5,000,000 of aggregate recourse debt or other obligations of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment so long as such failure, event or condition shall be continuing and shall not have been waived by the Person or Persons entitled to performance;

                 (viii) a final judgment or judgments (or decrees or orders) for the payment of money aggregating in excess of $5,000,000 and any one of such judgments (or decrees or orders) has remained unsatisfied and in effect for any period of 60 consecutive days without a stay of execution;

                  (ix) so long as IOS Capital is the Servicer, a downgrading of the long-term debt rating assigned by Moody's or S&P to IOS Capital to Ba2 or below or BB or below, respectively;

                  (x) for any three consecutive Due Periods, the average of the Annualized Default Rates for such Due Periods shall be greater than 8.00%; or

                  (xi) for any three consecutive Due Periods, the average of the Delinquency Rates for such Due Periods shall be greater than 10.00%.

          10.02   Termination.
                  -----------

          So long as a Servicer Event of Default shall be continuing, the Trustee (with the written consent of the Insurer, if no Insurer Default has occurred and is continuing) may, and, upon the written instructions of the Insurer (if no Insurer Default has occurred and is continuing) or the holders of 66-2/3% in Outstanding Principal Amount of the Notes (if an Insurer Default has occurred and is continuing), shall, by notice in writing to the Servicer terminate all of the rights and obligations of the Servicer (but not the Originator's obligations which shall survive any such termination) under this Assignment and Servicing Agreement. On the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Assignment and Servicing Agreement to take any action with respect to any Lease or Equipment shall cease and the same shall pass to and be vested in the Trustee or other successor Servicer appointed pursuant to and under this Section and the Indenture; and, without limitation, the Trustee or such successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and assignment of any Lease and the related Equipment, or otherwise.

          10.03   Trustee to Act; Appointment of Successor.
                  ----------------------------------------

          (a) On and after the time the Servicer receives a notice of termination pursuant to Section 10.02 hereof, the Trustee or other successor Servicer, subject to the terms of Section 6.01 of the Indenture, shall be the successor in all respects to the Servicer in its capacity as servicer of the Leases under this Assignment and Servicing Agreement and, to such extent, shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof (but not the obligations of the Originator contained in Section 5 hereof which shall survive any such termination as above provided) and shall be entitled to receive from the Issuer the Servicing Fee provided for in Section 4.04 hereof; provided that
                             --------
the Trustee shall in no way be responsible or liable for any action or actions of the Servicer before the time the Servicer receives such a notice of termination.

          (b) Notwithstanding the above, the Trustee (with the written consent of the Insurer, if no Insurer Default has occurred and is continuing) may, if it shall be unwilling to so act, or shall, if it is unable to so act, give notice of such fact to the Insurer (if no Insurer Default has occurred and is continuing) or to each holder of the Notes (if an Insurer Default has occurred and is continuing) and (i) appoint an established institution satisfactory to the Insurer (if no Insurer Default has occurred and is continuing) or to the holders of 66-2/3% of the then Outstanding Principal Amount of the Notes (if an Insurer Default has occurred and is continuing) as the successor to the Servicer hereunder to assume all of the rights and obligations of the Servicer hereunder, including, without limitation, the Servicer's right hereunder to receive the Servicing Fee (but not the obligations of the Originator contained in Section 5 hereof), or (ii) if no such Person satisfactory to the Insurer (if no Insurer Default has occurred and is continuing) or to the holders of 66-2/3% of the then Outstanding Principal Amount of the Notes (if an Insurer Default has occurred and is continuing) is so appointed within 60 days following the giving of such notice, appoint a bank or other established Person, which has experience in servicing lease contracts and equipment similar to the Leases and Equipment and as to which each of S&P and Moody's has indicated in writing that the appointment of such Person, as the successor to the Servicer hereunder will not result in the reduction or withdrawal of such Rating Agency's then-current rating of the Notes, or (iii) if no such institution is so appointed, petition a court of competent jurisdiction to appoint an institution meeting such criteria as the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee shall cause such successor to the Servicer to enter into a servicing agreement substantially in the form of this Assignment and Servicing Agreement except that such agreement shall not include any of the Originator's representations, warranties or obligations and the Trustee may make arrangements for the compensation of such successor out of payments on Leases as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that provided for a successor to the Servicer in Section 4.04 hereof. In no event shall the Trustee be liable for any servicing fee or for any difference in the amount of the servicing fee payable hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein. The Trustee shall provide the Rating Agencies with prior written notice of the appointment of any successor to the Servicer.

          10.04  Servicer to Cooperate.
                 ---------------------

          The Servicer hereby agrees to cooperate with the Trustee and any successor to the Servicer appointed in accordance with Section 10.03 hereof, as applicable, in effecting the termination and transfer of the responsibilities and rights of the Servicer hereunder to the Trustee or any successor to the Servicer, including, without limitation, the execution and delivery of assignments of Financing Statements, and the transfer to the Trustee or the successor to the Servicer for administration by it of all amounts which shall at the time be held by the Servicer or thereafter received with respect to the Leases. The Servicer hereby agrees to transfer to any successor to the Servicer its electronic records and all other records, correspondence and documents relating to the Leases and Equipment in the manner and at such times as the successor to the Servicer shall reasonably request. The Servicer hereby designates the Trustee and any successor to the Servicer its agent and attorney-in-fact to execute transfers of Financing Statements and any other filings or instruments which may be necessary or advisable to effect such transfer of the Servicer's responsibilities and rights hereunder.

          10.05  Notification to Noteholders.
                 ---------------------------

          Upon any such termination or appointment of a successor to the Servicer, the Issuer shall cause the Trustee to give prompt written notice thereof to each Rating Agency and to each holder of the Notes in the manner provided in the Indenture.

          10.06   Remedies Not Exclusive.
                  ----------------------

          Nothing in the preceding provisions of this Section 10 shall be interpreted as limiting or restricting any rights or remedies which the Issuer, the Trustee or any other Person would otherwise have at law or in equity on account of the breach or violation of any provision of this Assignment and Servicing Agreement by the Servicer, including, without limitation, the right to recover full and complete damages on account thereof to the extent not inconsistent with Section 7.02 hereof.

          SECTION 11.  SUBSTITUTION AND ADDITION OF LEASES

          11.01  Substitution and Addition.
                 -------------------------

          (a)    Subject to the satisfaction of the requirements set forth in
Section 11.01(b) hereof, the Originator will have the right (but not the obligation) at any time to substitute one or more Eligible Leases and the Equipment subject thereto (each, a "Substitute Lease") for a Lease (for purposes of this Section 11 referred to as a "Predecessor Lease") and the Equipment subject thereto if:

                 (i)    the Predecessor Lease became (A) a Non-Performing Lease,
          (B) a Warranty Lease or (C) an Adjusted Lease during the immediately preceding Due Period;

                 (ii) the aggregate Discounted Present Value of the Non-Performing Leases that have become Predecessor Leases during the term of this Agreement shall not in the aggregate exceed 10% of the Discounted Present Value of the Leases on the Cut-Off Date; and

                 (iii) the aggregate Discounted Present Value of the Adjusted Leases and Warranty Leases that have become Predecessor Leases during the term of this Agreement shall not exceed 10% of the Discounted Present Value of the Leases on the Cut-off Date.

Subject to the satisfaction of the requirements set forth in Section 5 and
Section 11.01(b) hereof, in the event of an Early Lease Termination resulting in the prepayment in full of the related Early Termination Lease, the Seller will have the option to transfer to the Issuer an additional Eligible Lease (each, an "Additional Lease"), together with all right, title and interest in and to the Equipment (other than the Seller's ownership interests therein).

          (b) Each transfer of Substitute Leases and addition of Additional Leases will be subject to the satisfaction of the following conditions precedent:

                 (i) the final payment on such Substitute Lease or Additional Lease must be on or prior to March 2006;

                 (ii) after giving effect to such additions and substitutions and any adjustments pursuant to Section 5.02 hereof the aggregate amount of Lease Payments through the term of the Leases (including the Substitute Leases and the

          Additional Leases) will not be materially less than the aggregate Lease Payments of the Leases prior to such substitution or addition or adjustment;

               (iii) after giving effect to such adjustments, additions and substitutions, the Discounted Present Value of the Performing Leases must not be less than the Discounted Present Value of the Performing Leases prior to such adjustment, substitution or addition; and

               (iv) after giving effect to such adjustments, additions, and substitutions pursuant to Section 11, the weighted average remaining term of the Performing Leases must not be greater than the weighted average remaining term of the Performing Leases prior to such adjustment, addition, and substitution.

          (c) Each addition and substitution pursuant to this Section 11.01 shall include the right to all Related Interests in respect of each Substitute Lease being substituted or Additional Leases being transferred. At the time of each such addition or substitution, all Lease Payments with respect to the related Substitute Leases and/or Additional Leases actually received by the Originator or the Seller which became due during the then current Due Period shall be transferred to the Collection Account and all security deposits with respect thereto shall be transferred to the Security Deposit Account.

          (d) To the extent the Originator does not substitute a Substitute Lease for Leases for which any of the representations and warranties made by the Originator in Sections 2.04, 2.05(b) and 2.08 are breached, the Originator shall purchase such Leases pursuant to the provisions of Section 5.04.

          11.02  Procedure.
                 ---------

          (a) By 11:00 A.M. on the third Business Day following each Determination Date, the Originator or the Seller, as the case may be, shall give written notice to the Servicer of any substitution pursuant to Section 11.01 of Substitute Leases for Predecessor Leases or addition of Additional Leases for Early Termination Leases which have been prepaid in full during the preceding Due Period. By 11:00 A.M. on the fourth Business Day following each Payment Date, the Originator or the Seller, as the case may be, shall deliver to the Servicer and the Trustee and, to the extent not included in the Servicer Report, the Trustee shall promptly deliver to the Insurer and each Rating Agency (i) a supplement to Exhibit A hereto setting forth the information shown thereon for each such Substitute Lease and Additional Lease, (ii) an Officers' Certificate
(A) certifying that each such Substitute Lease and Additional Lease is an "Eligible Lease", (B) specifying each Predecessor Lease for which a substitution has been made and each Early Termination Lease which is being replaced by an Additional Lease and the amount of each periodic Lease Payment under each such Predecessor Lease and Early Termination Lease and the amount of each periodic Lease Payment under each Additional Lease and Substitute Lease being transferred thereby and (C) that all conditions precedent to such addition or substitution have been satisfied and (iii) such additional information concerning such Additional Leases, Substitute Leases, Early Termination Leases or Predecessor Leases as may be needed for the Servicer to prepare its monthly reports pursuant to Section 6.01 hereof and to otherwise carry out its duties as Servicer hereunder.

          (b) Subject to the provisions of Section 11.03, the delivery of any Officers' Certificate and supplement to Exhibit A pursuant to Section 11.02(a) shall be conclusive evidence, without further act or deed, that during the immediately preceding Due Period (i) the Originator contributed as a contribution to capital to the Seller pursuant to Section 11.01 hereof all of the Originator's right, title and interest in and to the Substitute Leases and Additional Leases identified in such supplement, and the related rights described in Section 11.01 hereof, and contemporaneously the Seller contributed as a contribution to capital to the Issuer pursuant to Section 11.01 hereof all of the Seller's right, title and interest in and to the Substitute Leases and Additional Leases identified in such supplement, and the related rights described in Section 11.01 hereof, (ii) the Originator transferred to the Seller, as a contribution of capital, all of the Originator's right, title and interest in and to the Equipment subject to such Substitute Leases and Additional Leases and contemporaneously the Seller pledged to the Issuer all of the Seller's right, title and interest in and to the Equipment subject to such Substitute Leases and Additional Leases, and (iii) the Issuer assigned and transferred to the Seller, without representation or warranty, all of the Issuer's right, title and interest in and to the Predecessor Leases and Early Termination Leases identified in such Officers' Certificate and released its security interest in the Equipment relating thereto and contemporaneously the Seller assigned to the Originator, without representation or warranty, all of the Seller's right, title and interest in and to the Predecessor Leases and Early Termination Leases identified in such Officers' Certificate and all the Seller's right, title and interest in and to the related Equipment. The Originator shall promptly deliver to the Servicer (or, if the Originator is the Servicer, retain in accordance with this Assignment and Servicing Agreement in its capacity as Servicer) the original executed copy of each Substitute Lease and Early Termination Lease assigned to the Issuer pursuant to Section 11.01 hereof and the Issuer shall promptly request the Trustee (or, if the Servicer is acting as the custodian, the Servicer) in writing to deliver to or upon the order of the Seller the original executed counterpart of each Predecessor Lease for which substitution has been made pursuant to Section 11.01 hereof and contemporaneously the Seller shall promptly deliver to the Originator the original executed counterpart of each Predecessor Lease for which substitution has been made pursuant to Section 11.01 hereof.

          11.03  Objection and Purchase.
                 ----------------------

          If the Insurer (if no Insurer Default has occurred and is continuing) or any holder of the Notes (if an Insurer Default has occurred and is continuing) objects to any substitution of Leases within ten days of receipt of the Servicer's monthly report providing notice thereof pursuant to Section 6.01 above, on the grounds either that any Substitute Lease or Additional Lease is not an Eligible Lease within the meaning of the definition thereof or that such substitution or addition is otherwise not permitted under the provisions of
Section 11.01 hereof, the Originator shall be entitled to present such additional information as it deems appropriate in an effort to demonstrate that such Lease is an Eligible Lease and that such substitution is permitted under the provisions of Section 11.01 hereof. Following such presentation, the substitution shall remain effective if each person originally objecting to the substitution withdraws the objection. If the conditions specified in the preceding sentence are not satisfied, or if at any time it is established that any lease was not, at the time of substitution, an Eligible Lease, then the Originator shall be required to purchase such Lease in accordance with the provisions of Section 5.04 hereof.

          11.04  Originator's, Seller's and Servicer's Subsequent Obligations.
                 ------------------------------------------------------------

          Upon any substitution or addition of Leases in accordance with the provisions of this Section 11, the Originator's, Seller's and the Servicer's obligations hereunder with respect to the Predecessor Lease or the applicable Early Termination Lease shall cease but the Originator, Seller and the Servicer shall each thereafter have the same obligations with respect to the Substitute Lease or Additional Lease substituted or added as it has with respect to all other Leases subject to the terms hereof.

          SECTION 12.  ASSIGNMENT

          12.01  Assignment to Trustee.
                 ---------------------

          It is understood that this Assignment and Servicing Agreement and all rights of the Issuer hereunder, but none of its duties or obligations, will be assigned by the Issuer to the Trustee pursuant to the Indenture, for the benefit of the holders from time to time of the Notes and the Insurer as provided in the Indenture, and may be subsequently assigned by the Trustee to any successor Trustee or as otherwise provided in the Indenture. Each of the Originator, the Seller and the Servicer hereby expressly agrees to each such assignment and agrees that all of its duties, obligations, representations and warranties hereunder shall be for the benefit of, and may be enforced by, the Trustee, the Insurer, the holders from time to time of the Notes, and any successor to or assignee of any thereof.

          12.02  Assignment by Originator, Seller or Servicer.
                 --------------------------------------------

          None of the respective rights or obligations of the Originator, the Seller or the Servicer hereunder may be assigned (other than the assignment by the Seller to the Issuer of the covenants, representations, warranties and obligations of the Originator pursuant to Section 12.01 and the assignment by the Issuer to the Trustee of the rights of the Issuer hereunder pursuant to the Indenture as contemplated in Section 12.01) without the prior written consent of the Issuer and the Trustee (acting upon the written instructions of the Insurer (if no Insurer Default has occurred and is continuing) or the holders of 66-2/3% of the then aggregate unpaid Outstanding Principal Amount of the Notes (if an Insurer Default has occurred and is continuing); provided, that nothing herein shall preclude the Servicer from performing its duties hereunder through the use of agents to the extent that such use is consistent with the Servicer's business practices in dealing with leases and equipment for its own account.

          SECTION 13.  NATURE OF OBLIGATIONS AND SECURITY THEREFOR

          13.01  Obligations Absolute.
                 --------------------

          The obligations of the Originator and Seller hereunder, and the rights of the Trustee, as assignee of the Issuer, in and to all amounts payable by the Originator or the Seller hereunder, shall be absolute and unconditional and shall not be subject to any abatement, reduction, setoff, defense, counterclaim or recoupment whatsoever, including, without limitation, abatements, reductions, setoffs, defenses, counterclaims or recoupments due or alleged to be due to, or by reason of, any past, present or future claims which the Originator or the Seller may have against the Servicer, the Issuer, the Insurer, the Trustee, and any holder of the Notes or any other

Person for any reason whatsoever; nor, except as otherwise expressly provided herein, shall this Assignment and Servicing Agreement terminate, or the respective obligations of the Issuer, the Originator, the Seller or the Servicer be otherwise affected, by reason of any defect in any Lease or in any unit of Equipment or in the respective rights and interests of the Issuer, the Originator, the Seller, the Insurer and the Trustee therein, or by reason of any Liens with respect to any Lease or any unit of Equipment, or any failure by the Issuer or the Servicer to perform any of its obligations herein contained, or by reason of any other indebtedness or liability, howsoever and whenever arising, of the Issuer, the Servicer, the Trustee, the Insurer, or any holder of the Notes to the Originator, the Seller or any other Person or by reason of any insolvency, bankruptcy, or similar proceedings by or against the Originator, the Seller, the Servicer, the Issuer, the Insurer, the Trustee or any other Person or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that all obligations of the Originator or the Seller hereunder and all amounts payable by the Originator or the Seller hereunder shall continue to be due and payable in all events and in the manner and at the times herein provided unless and until the obligation to perform or pay the same shall be terminated or limited pursuant to the express provisions of this Assignment and Servicing Agreement.

          13.02  Security for Obligations.
                 ------------------------

          As security for the full and timely performance by the Originator, the Seller and the Servicer of each of their respective obligations hereunder, and by the Issuer of each of its obligations hereunder and under the Notes and the Indenture, each of the Originator and the Seller hereby pledges and grants to the Trustee (as a precaution in the event that, contrary to the intent of the parties to the transactions contemplated hereby, it is contended that either has any continuing interest in any Lease, that the Originator has any continuing interest in any Equipment or that the security interest granted to the Issuer by the Seller in the Seller's interest in the Equipment is invalid or ineffective in whole or in part) a first priority Lien on and security interest in all right, title and interest of the Originator or the Seller now or hereafter acquired in and to each Lease (including all Related Interests) and the Originator's and the Seller's interests in each item of Equipment at any time subject to the Indenture. The foregoing security interest is granted upon and is subject to the same terms and provisions as are set forth in the Indenture and shall continue in full force and effect until the Indenture is discharged in accordance with the terms thereof, notwithstanding any waiver or modification of any of the terms hereof or thereof or of any of the Notes, whether with or without the consent of the Originator or the Seller.

          13.03  Further Assurances; Financing Statements.
                 ----------------------------------------

          Each of the Originator, the Seller and the Servicer severally agrees that at any time and from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that the Issuer, the Trustee or the Insurer may request to perfect and protect the assignments and security interests granted or purported to be granted herein with respect to the Leases and the Lease Payments or to enable the Issuer, the Trustee or the Insurer to exercise and enforce its rights and remedies under this Agreement with respect to any Leases and the Lease Payments and, subject to the penultimate sentence of
Section 1.04(d), the Equipment. Without limiting the generality of the foregoing, each of the Originator and the Seller shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Issuer, the Trustee or the Insurer may request to protect and preserve the assignments and security interests granted by this Agreement with respect to the Leases and, subject to the penultimate sentence of Section 1.04(d), the Equipment.

          SECTION 14.  DEFINITIONS

          As used in this Assignment and Servicing Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof or in any other agreement indicated:

          Accumulated Funding Deficiency - a funding deficiency described in
          ------------------------------
Section 302 of ERISA.

          Additional Lease - Section 11.01(a) hereof.
          ----------------

          Adjusted Lease - a Lease which has had one or more non-credit related
          --------------
terms adjusted or modified by the Servicer.

          Affiliate - Section 1.01 of the Indenture.
          ---------

          Annualized Default Rate - for any Due Period, the sum of the
          -----------------------
Discounted Present Value as of the related Determination Date of all Leases that became Non-Performing Leases during such Due Period minus the sum of the recoveries on Non-Performing Leases received during such Due Period, divided by the Discounted Present Value of the Leases on the Determination Date immediately preceding such Determination Date, multiplied by twelve.

          Asset Pool - Granting Clause of the Indenture.
          ----------

          Authorized Officer - in respect of the Servicer, any officer of or
          ------------------
other Person representing the Servicer who is authorized to act for the Servicer.

          Available Funds - Granting Clause of the Indenture.
          ---------------

          Base Prospectus - the prospectus, dated April 28, 2000, included in
          ---------------
the Registration Statement.

          Business Day - any day that is not a Saturday, Sunday or other day on
          ------------
which commercial banking institutions in the city in which the Corporate Trust Office or the Servicer is located are authorized or obligated by law or executive order to remain closed.

          Casualty Payment - any payment pursuant to a Lease on account of the
          ----------------
loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of Equipment subject thereto which results, in accordance with the terms of the Lease, in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the Lessee's obligation to make future Lease Payments thereunder.

          Class A-1 Notes - the Issuer's 6.99625% Class A-1 Lease-Backed Notes,
          ---------------
Series 2000-1.

          Class A-2 Notes - the Issuer's 7.51% Class A-2 Lease-Backed Notes,
          ---------------
Series 2000-1.

          Class A-3 Notes - the Issuer's Class A-3 Lease-Backed Notes, Series
          ---------------
2000-1.

          Class A-4 Notes - the Issuer's Class A-4 Lease-Backed Notes, Series
          ---------------
2000-1.

          Code - the Internal Revenue Code of 1986, as amended.
          ----

          Collection Account - Section 1.01 of the Indenture.
          ------------------

          Counterparty - Section 1.01 of the Indenture.
          ------------

          Corporate Trust Office - Section 1.01 of the Indenture.
          ----------------------

          Cut-Off Date - the opening of business on May 1, 2000.
          ------------

          Delinquency Rate - for any Due Period, the sum of the Discounted
          ----------------
Present Value as of the related Determination Date of all Leases that are 61 or more days delinquent, as of such Determination Date, divided by the Discounted Present Value of the Leases on such Determination Date.

          Determination Date - Section 1.01 of the Indenture.
          ------------------

          Discounted Present Value of the Delinquent Leases - Section 1.01 of
          -------------------------------------------------
the Indenture.

          Discounted Present Value of the Performing Leases - Section 1.01 of
          -------------------------------------------------
the Indenture.

          Due Period - with respect to any Payment Date and the related
          ----------
Determination Date with respect thereto, the calendar month prior to the month in which such Payment Date and Determination Date occur.

          Early Lease Termination - the termination of a Lease by reason of the
          -----------------------
prepayment in full thereof prior to its original stated maturity.

          Early Termination Lease - a Lease as to which there has been an Early
          -----------------------
Lease Termination.

          Eligible Lease - a Lease that satisfies the representations and
          --------------
warranties set forth in Section 2.04, 2.05(b) and 2.08 and, in the case of a Substitute Lease or Additional Lease, the applicable requirements of Section 11.

          Equipment - all units or items of equipment and related property from
          ---------
time to time subject to any Lease.

          ERISA - the Employee Retirement Income Security Act of 1974, as
          -----
          amended.

          Event of Default - Section 1.01 of the Indenture.
          ----------------

          Excess Copy Charges - Section 1.01 of the Indenture.
          -------------------

          Filing States - (a) in the case of the Financing Statements referred
          -------------
to in clauses (i) and (ii) of the definition of Required Financing Statements, each of the fifty states of the United States, and (b) in the case of the Financing Statements referred to in clause (iii) of the definition of Required Financing Statements, the State of Georgia.

          Financing Statement - a statement filed pursuant to the UCC which
          -------------------
evidences a perfected security interest in an asset.

          Governmental Authority: - any court or federal or state regulatory
          ----------------------
body, administrative agency or other tribunal or other governmental instrumentality.

          Indemnified Party - Section 5.03 hereof.
          -----------------

          Indenture - the Indenture dated as of June 1, 2000, between the Issuer
          ---------
and the Trustee, as the same may be supplemented, modified or amended from time to time in accordance with the terms thereof.

          Insurer - Ambac Assurance Corporation, a Wisconsin stock insurance
          -------
corporation, and any successor.

          Issuance Date - June 2, 2000.
          -------------

          Issuer - IKON Receivables, LLC, a Delaware special purpose limited
          ------
liability company, and any successor.

          Leases - collectively, (i) each lease agreement, conditional sale
          ------
contract and other agreement creating a contractual obligation to which the Originator is a party, to the extent that such lease agreement, conditional sale contract or other agreement is described in Exhibit A hereto (as such Exhibit A
                                            ---------                 ---------
may be amended from time to time in accordance with this Assignment and Servicing Agreement), including, without limitation, each Additional Lease and Substitute Lease; (ii) each schedule or supplement to each such lease agreement, conditional sale contract or other agreement (and each master lease agreement insofar as it relates to any such schedule or supplement); and (iii) any and all amendments or modifications from time to time to each such lease agreement, conditional sale contract or other agreement, or to any schedule or supplement, in accordance with this Assignment and Servicing Agreement.

          Lease Delinquency Payment - Section 1.01 of the Indenture.
          -------------------------

          Lease Guaranty - with respect to any Lease, any guaranty of payment or
          --------------
performance of the whole or any part of the liabilities or obligations of the Lessee under such Lease.

          Lease Payment - Section 1.01 of the Indenture.
          -------------

          Lease Purchase Amount - Section 1.01 of the Indenture.
          ---------------------

          Lessee - each lessee under a Lease.
          ------

          Lien - means a security interest, lien, charge, pledge, equity (except
          ----
the Seller's equity in any Equipment), or encumbrance of any kind other than tax liens, mechanics liens, and any liens that attach to a Lease or any item of Equipment by operation of law.

          Maintenance Charges - Section 1.01 of the Indenture.
          -------------------

          Non-Performing Lease - Section 1.01 of the Indenture.
          --------------------

          Noteholder - at any time, any Person in whose name a note is
          ----------
registered in the Note Register (as defined in the Indenture).

          Notes - the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes
          -----
and the Class A-4 Notes issued pursuant to the Indenture and all notes issued in exchange therefor pursuant to the Indenture.

          Officers' Certificate - with respect to the Seller, Servicer or
          ---------------------
Originator, a certificate signed by the Chairman, the President or a Vice President, and by at least one other Person who is a Vice President, the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary, of the Seller, Servicer or Originator, as the case may be.

          Originator - IOS Capital, Inc. and any successor thereto in accordance
          ----------
with the provisions hereof.

          Originator Collateral - Section 1.03 hereof.
          ---------------------

          Originator's Purchase Obligation - the obligation of the Originator to
          --------------------------------
purchase Leases and Equipment interests pursuant to Section 5.04.

          Other Lease Payments - Section 1.01 of the Indenture.
          --------------------

          Outstanding - Section 1.01 of the Indenture.
          -----------

          Outstanding Principal Amount - Section 1.01 of the Indenture.
          ----------------------------

          Payment Date - the 15th day of each calendar month (or the next
          ------------
Business Day thereafter if such day is not a Business Day).

          PBGC - the Pension Benefit Guaranty Corporation established pursuant
          ----
to Subtitle A of Title IV of ERISA.

          Pension Plan - Section 2.13 hereof.
          ------------

          Person - an individual, partnership, corporation, joint venture,
          ------
association, limited liability company, trust (including any beneficiary thereof) or unincorporated organization, or a government or agency or political subdivision thereof.

          Policy - Section 1.01 of the Indenture.
          ------

          Pool Factor - a seven-digit decimal, which the Servicer will compute
          -----------
on each Determination Date, for each class of Notes, indicating the remaining outstanding principal balance of such class of Notes as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such class of Notes. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes

          Predecessor Lease - Section 11.01 hereof.
          -----------------

          Prohibited Transaction - any transaction described in Section 406 of
          ----------------------
ERISA which is not exempt by reason of Section 408 of ERISA or the transitional rules set forth in Section 414(c) of ERISA and any transaction described in
Section 4975(c) of the Code which is not exempt by reason of Section 4975(c)(2) or Section 4975(d) of the Code, or the transitional rules of Section 2003(c) of ERISA.

          Prospectus - the form of final prospectus (including the Base
          ----------
Prospectus and Prospectus Supplement) to be used in connection with the public offering of the Notes as filed with the Securities and Exchange Commission pursuant to Rule 424(b).

          Prospectus Supplement - the prospectus supplement relating to the
          ---------------------
offering of the Notes, dated May 25, 2000, accompanying the Base Prospectus.

          Purchase Obligation - the Originator's obligation to purchase any
          -------------------
Lease pursuant to the provisions of Section 5.04 hereof.

          Rating Agency - Standard & Poor's Ratings Services, a division of the
          -------------
McGraw-Hill Companies or Moody's Investors Service Inc. and their respective successors.

          Registration Statement - the Registration Statement (File No. 333-
          ----------------------
91599), as amended and supplemented from time to time, relating to the offering from time to time of up to $2,000,000,000 aggregate principal amount of the Issuer's Lease-Backed Notes and which contemplates that the Issuer's Lease-Backed Notes, Series 1999-1 and Series 1999-2 will remain outstanding and that subsequent series of the Issuer's Lease-Backed Notes will be issued, subject to
Section 9.13 of the Indenture.

          Related Interests - with respect to any Lease, (i) all Lease Payments,
          -----------------
Casualty Payments, Retainable Deposits and Termination Payments in respect of such Lease, (ii) all rights under any Lease Guarantees with respect to such Lease, (iii) all rights and interests in any collateral with respect to such Lease, including any security deposit (whether or not such security deposit shall have become a Retainable Deposit) and any security interest in the Equipment securing the obligations of the related Lessee under such Lease, and
(iii) all other amounts due or
becoming due with respect to such Lease or any of the foregoing, except Maintenance Charges and Excess Copy Charges.

          Related Person - any Person (whether or not incorporated) which is
          --------------
under common control with the Originator or the Seller within the meaning of
Section 414(c) of the Internal Revenue Code of 1986, as amended, or of Section 4001(b) of ERISA.

          Reportable Event - any of the events set forth in Section 4043(c) of
          ----------------
ERISA or the regulations thereunder, a withdrawal from a Pension Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

          Required Financing Statements - Financing Statements filed in the
          -----------------------------
appropriate UCC filing offices in the Filing States (i) naming the Originator as debtor and the Seller as secured party and the Originator Collateral as the collateral, (ii) naming the Seller as debtor, the Issuer as secured party, the Trustee as assignee and the Seller Collateral as the collateral, and (iii) naming the Issuer as debtor and the Trustee as secured party and the assets comprising the Asset Pool as the collateral.

          Reserve Account - Section 1.01 of the Indenture.
          ---------------

          Seller - IKON Receivables-1 LLC, a Delaware limited liability company,
          ------
and any successor.

          Seller Collateral - Section 1.03 hereof.
          -----------------

          Servicer - the corporation so identified in the first paragraph of
          --------
this Assignment and Servicing Agreement and any successor thereto in accordance with the provisions hereof.

          Servicer Event of Default - Section 10.01 hereof.
          -------------------------

          Servicing Fee - Section 4.04(a) hereof.
          -------------

          Servicing Report - Section 6.01(b) hereof.
          ----------------

          Substitute Lease - Section 11.01(a) hereof.
          ----------------

          Supplementary Report - Section 6.01(e) hereof.
          --------------------

          Terminated Lease - a lease that is terminated prior to its original
          ----------------
stated maturity (but not on account of casualty or a Lease default).

          Termination Payment - a payment payable by a Lessee under a Lease upon
          -------------------
the early termination of such Lease (but not on account of a casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the Issuer, and the Lessee in accordance with the provisions of Section 5.02 of this Assignment and Servicing Agreement.

          Transaction Payment Amount - Section 1.01 of the Indenture.
          --------------------------

          Transfer Taxes - Section 2.20 hereof.
          --------------

          Trustee - Bank One, N.A., and any successor thereto, as Trustee under
          -------
the Indenture.

          Trustee Fee - the fees and expenses from time to time payable to the
          -----------
Trustee pursuant to the fee agreement between the Issuer and the Trustee.

          Underwriting Agreement - the Underwriting Agreement dated May 24, 2000
          ----------------------
among the Issuer, IOS Capital and the several Underwriters named therein for the purchase and sale of the Notes.

          Uniform Commercial Code or UCC - with respect to a particular
          ------------------------------
jurisdiction, the Uniform Commercial Code, as in effect from time to time in such jurisdiction, or any successor statute thereto.

          Warranty Lease - Section 1.01 of the Indenture.
          --------------

          SECTION 15.   MISCELLANEOUS

          15.01   Continuing Obligations.
                  ----------------------

          This Assignment and Servicing Agreement shall continue in full force and effect until, and shall terminate when, each of the Notes and any other amounts due to any holder of the Notes and the Insurer have been paid in full and all other obligations, if any, secured by the Lien of the Indenture have been fully satisfied.

          15.02   GOVERNING LAW.
                  -------------

          THIS ASSIGNMENT AND SERVICING AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK. IF ANY PROVISION OF THIS ASSIGNMENT AND SERVICING AGREEMENT IS DEEMED INVALID, IT SHALL NOT AFFECT THE BALANCE OF THIS ASSIGNMENT AND SERVICING AGREEMENT.

          15.03   Successors and Assigns.
                  ----------------------

          This Assignment and Servicing Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Originator, the Issuer, the Seller, and the Servicer and shall inure to the benefit of the successors and assigns of the holders, from time to time, of the Notes.

          15.04   Modification.
                  ------------

          The terms of this Assignment and Servicing Agreement shall not be waived, modified or amended without the written consent of the party against whom such waiver, modification or amendment is claimed and, in any case, the Trustee (acting upon the written instructions of the Insurer (so long as no Insurer Default has occurred and is continuing) or the holders of 66-2/3% of the then aggregate unpaid Outstanding Principal Amount of the Notes (if an Insurer Default has occurred and is continuing)).

          15.05   No Proceedings.
                  --------------

          The Originator and the Seller each hereby agrees that it will not, directly or indirectly, or direct or cause its officers, directors, or employees to, aid, institute, or cause to be instituted, against the Issuer, and the Originator hereby agrees that it will not, directly or indirectly, or direct or cause its officers, directors or employees to, aid, institute, or cause to be instituted, against the Seller, any proceeding of the type referred to in
Section 7.01(d) or (e) of the Indenture so long as there shall not have elapsed one year plus one day since the latest maturing Notes have been paid in full in cash.

          15.06   Notices.
                  -------

          All notices and other communications given in connection with this Assignment and Servicing Agreement shall be sufficient for every Person hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or certified mail return receipt requested, or sent by private courier or confirmed telecopy, in case of the Originator, to 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208, Attention: Harry G. Kozee, Vice President - Finance, with a copy to the General Counsel (telecopy: (912) 471-
2375), in the case of the Seller, to 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208, Attention: Harry G. Kozee (telecopy: (912) 471-2375, and in the case of the Issuer, the Servicer and the Trustee and the holders of the Notes, to such addresses as are provided pursuant to Sections 1.05 and 1.06 of the Indenture or to such other address as either party may specify to the other from time to time in accordance with this Section 15.06.

          15.07   Counterparts.
                  ------------

          This Assignment and Servicing Agreement may be executed in any number of counterparts, each counterpart constituting an original, but all together constituting only one Agreement.

          15.08   Nonpetition Covenant.
                  --------------------

          Neither the Originator nor the Seller shall petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its respective property, or ordering the winding up or liquidation of the affairs of the Issuer. Neither the Originator nor the Seller shall petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its respective property, or ordering the winding up or liquidation of the affairs of the Issuer.

          15.09   Benefits of Agreement.
                  ---------------------

          The Trustee and the Insurer and their respective successors and assigns shall be third-party beneficiaries to the provisions of this Agreement, and shall be entitled to rely upon and directly to enforce such provisions so long, in the case of the Insurer, that no Insurer Default has occurred and is continuing. Nothing in this Agreement, express or implied, shall give to any other Person any benefit or any legal or equitable right, remedy or claim under this Agreement. The Insurer may disclaim any of its rights and powers under this Agreement (in which case the Trustee may exercise such rights and powers hereunder), but not its duties and obligations under the Policy, upon delivery of a written notice to the Trustee and the parties hereto.

                  [Balance of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Servicing Agreement as of the date and year first written above.

                              IOS CAPITAL, INC., as
                              Originator and Servicer

                              By:              /s/ J.F. Quinn
                                 ________________________________________
                                 Name:   J.F. Quinn
                                 Title:  Treasurer


                              IKON RECEIVABLES-1 LLC

                              By: IKON RECEIVABLES FUNDING, INC.,
                                   its Manager

                                   By:           /s/ Russell Slack
                                      _______________________________________
                                   Name:   Russell Slack
                                   Title:  President


                              IKON RECEIVABLES, LLC

                              By: IKON RECEIVABLES FUNDING, INC.,
                                   its Manager

                                   By:           /s/ Russell Slack
                                      _______________________________________
                                   Name:   Russell Slack
                                   Title:  President

The undersigned hereby acknowledges
receipt of a copy of the foregoing
Assignment and Servicing Agreement
and agrees to, and to be bound by,
each of the provisions thereof
applicable to the undersigned.

Bank One, N.A.,
  not in its individual capacity,
   but solely as Trustee

By:    /s/ Sandra Whalen
   _________________________
   Name:   Sandra Whalen
   Title: Vice President

                                                                      EXHIBIT A
                                                                      ---------

                       SCHEDULE OF LEASES AND EQUIPMENT

                        ON FILE WITH INDENTURE TRUSTEE

                                                                       EXHIBIT B
                                                                       ---------

                           Form of Servicing Report

                         [To be updated and conformed]

Line

1        Transaction Cash Flow - see computer detail

1/1      Beginning Net Present Value
1/2      Less:  - current month
1/3      Add:  Actual Interest Payment (Weighted Avg. A notes)
1/4      Add:  0.75% Servicing Component
1/5      Less:  Current month Non-Performing
1/5a     Less:  Warranty Leases
1/6      Less:  Amounts on Early Terminations
1/7      Add:  Amounts due to Substitutions
1/8      Add:  Amounts due to Additional leases (Prepaid leases)
1/9      Ending Net Present Value

2        Overdue Lease Payments - see computer detail

2/1      Beginning Balance
2/2      (Memo) Overdue Payments Received
2/3      Less:  Reimbursed Per This Report
2/4      Less:  Past Dues on Disqualified Leases - Early Terminations
2/5      Less:  Past Dues on Disqualified Leases - Non-Performing and Warranty
2/6      Add:  Last Month's Current Payments that became Past due
2/7      Add:  Received on Replacements Leases
2/8      (MEMO) Net New  Advances
2/9      Ending Balance

3        Collection account-Advance Lease Payments

4/1      Beginning Balance
4/2      Less:  Applied to Current from Prepaid
4/3      Less:  Advance on Disqualified Leases
4/4      Add:  Received This Month
4/5      Add:  Received on Replacement Leases
4/6      Ending Balance

4        Cash Reserve Account

6/1      Beginning Balance
6/2      Less:  New Obligations:  Total Shortfall (B9)
6/3      Plus:  Interest earned on Cash Reserve Acct.
6/4      Ending Balance
6/5      ___% of Outstanding Note Value
6/6 Lesser of 1% of Discounted Present Value of Leases as of the Cut-Off Date and the Outstanding Principal Amount
6/7      Target Cash Reserve (Greater of 6/5 & 6/6)
6/8      Cash Reserve Release (6/4-6/7)
6/9      Ending Balance Cash Reserve Account

5        Non-Performing Leases

8/1      Beginning Balance of Non-Performing Leases
8/2           Plus Current Month Additions
8/3      Plus Past Due Payments on Non-Performing Leases
8/4           Less Current Month Recoveries
8/5      Ending Balance
         Cash Receipts

Line

A/1      Regular monthly payments
A/2      Overdue payments
A/3 Overdue Payments due on Early Termination and Termed Out Leases (From Originator)
A/4      Advance Payments of monthly rentals
A/5      Residual Values
A/6      Recoveries on Non-Performing Leases
A/7      Proceeds from investment of Collection Accounts funds
A/8      Casualty and Termination Payments
A/9      Servicer Advances
A/10     Total Receipts
         Disbursement Requirements

Line

B/1      Past Due Payments Collected, Due Servicer (COLLECTION ACCT)
B/2      Overdue Payments Advanced, on Disqualified Leases (COLLECTION ACCT)
B/3         Servicing Fee (COLLECTION ACCT)
B/4         Advanced Payments on Disqualified Leases (COLLECTION ACCT)
B/5             Total to Servicer
B/6      Collection Account - Advanced Rents (Monthly-Increase/(Decrease))
B/7      Net cash receipts

B/8      Shortfall

B/9      Draw on Cash Reserve

B/10     Total Available Funds

C        Noteholders

C/1      Class A-1 Interest Paid
C/2      Class A-2 Interest Paid
C/3      Class A-3 Interest Paid
C/4      Class A-4 Interest Paid
C/9      Beginning Class A-1 Note Balance
C/10     Class A-1 Note Value Target
C/11     Class A-1 Principal Paid
C/12     Beginning Class A-2 Note Balance
C/13     Class A-2 Note Value
C/14     Ending Class A-2 Note Balance
C/15     Class A-2 Principal Paid
C/16     Beginning Class A-3 Note Balance
C/17     Class A-3 Note Value
C/18     Ending Class A-3 Note Balance
C/19     Class A-3 Principal Paid
C/20     Beginning Class A-4 Note Balance
C/21     Class A-4 Note Value

C/22   Class A-4 Principal Paid
C/23   Ending Class A-4 Note Balance
C/24   Balance Available for Distribution to IOS Capital
C/25   Combined Class A-3 Note Balance and Class A-4 Balance (for so long as
       Class
A-3    Notes are outstanding)
D      Miscellaneous Tracking Items

D/1    % of Total Non-Performing and Warranty substituted as per Initial Outs,
       Note Value
D/2 (MEMO) Cumulative amounts on Early Lease Terminations due to modification of leases
D/3    (MEMO) Cumulative amounts of additional leases purchased

                             TABLE OF CONTENTS



                                                                      Page
                                                                      ----
Section  1. Defined Terms...........................................    1
Section  2. Other Definitional Provisions...........................    1
Section  3. Representations and Warranties of the Underwriters......    1
Section  4. Representations and Warranties of the Insurer...........    2
Section  5. Indemnification.........................................    3
Section  6. Amendments, Etc.........................................    4
Section  7. Notices.................................................    4
Section  8. Severability............................................    5
Section  9. Governing Law...........................................    5
Section 10. Counterparts............................................    5
Section 11. Headings................................................    5

                                                                  Execution Copy



                         AMBAC ASSURANCE CORPORATION,

                                      and

                            CHASE SECURITIES INC.,

                        BANC OF AMERICA SECURITIES LLC,

                          DEUTSCHE BANC ALEX. BROWN,

                             LEHMAN BROTHERS INC.

                                      AND

                           PNC CAPITAL MARKETS, INC.


                           INDEMNIFICATION AGREEMENT

                 $498,510,000 in aggregate principal amount of

                   IKON RECEIVABLES, LLC LEASE-BACKED NOTES

                           Dated as of June 2, 2000

          INDEMNIFICATION AGREEMENT, dated as of June 2, 2000, by and among Ambac Assurance Corporation, as Insurer, and Chase Securities Inc., Banc of America Securities LLC, Deutsche Banc Alex. Brown, Lehman Brothers Inc. and PNC Capital Markets, Inc., as the Underwriters.

     Section 1. Defined Terms. Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Insurance and Indemnity Agreement, the Certificate Guaranty Insurance Policy No. AB0366BE issued by the Insurer in favor of the Trustee (the "Note Policy") or the Financial Guaranty Insurance Policy No. SF0350BE issued by the Issuer in favor of The Chase Manhattan Bank (the "Swap Policy" and together with the Note Policy, the "Policies"). For purposes of this Indemnification Agreement, the following terms shall have the following meanings:

     "Indenture" means the Indenture dated as of June 1, 2000 among the Issuer,
      ---------
the Indenture Trustee and the Servicer.

     "Insurance and Indemnity Agreement" means the Insurance and Indemnity
      ---------------------------------
Agreement (as may be amended, modified or supplemented from time to time), dated as of June 2, 2000, by and among the Insurer, the Seller, the Issuer, IOS Capital, and the Indenture Trustee.

     "Insurer" means Ambac Assurance Corporation, a Wisconsin domiciled stock
      -------
insurance company, or any successor thereto, as issuer of the Policy.

     "Insurer Information" has the meaning given such term in Section 4.
      -------------------

     "Notes" means any notes authorized by, and authenticated and delivered
      -----
under the Indenture.

     "Underwriter Information" has the meaning given such term in Section 3.
      -----------------------

     "Underwriters" means Chase Securities Inc., Banc of America Securities LLC,
      ------------
Deutsche Banc Alex. Brown, Lehman Brothers Inc. and PNC Capital Markets, Inc.

     Section 2. Other Definitional Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Indemnification Agreement shall refer to this Indemnification Agreement as a whole and not to any particular provision of this Indemnification Agreement, and Section, subsection, Schedule and Exhibit references are to this Indemnification Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation."

     Section 3. Representations and Warranties of the Underwriters. Each of the Underwriters, severally and not jointly, represents and warrants as of the Closing Date as follows:

     (a) Offering Document. The Underwriters will not use, or distribute to other broker-dealers for use, any Offering Document in connection with the offer and sale of the Notes unless such Offering Document includes such information relating to the Insurer as has been furnished by the Insurer for inclusion therein and has been approved by the Insurer.

     (b) Underwriter Information. As to each Underwriter, all material provided in writing to the Company for inclusion in the Offering Document (as revised from time to time, and as included in such Offering Document or any other Offering Document), such information being the second, third, fifth and sixth paragraphs of the section headed "Underwriting" in the Prospectus Supplement dated May 25, 2000 with respect to the Notes (the "Underwriter Information"), insofar as such information relates to such Underwriter, shall be true and correct in all material respects.

     (c) Compliance with Laws. Each Underwriter will comply in all material respects with all legal requirements in connection with its offers and sales of the Securities and will make such offers and sales in the manner provided in the Offering Document.

     Section 4. Representations and Warranties of the Insurer. The Insurer represents and warrants to the Underwriters as follows:

     (a) Organization and Licensing. The Insurer is a duly organized and validly existing Wisconsin stock insurance corporation.

     (b) Corporate Power. The Insurer has the corporate power and authority to issue the Policies and execute and deliver this Indemnification Agreement and the Insurance Agreement and to perform all of its obligations hereunder and thereunder.

     (c) Authorization; Approvals. Proceedings legally required for the issuance of the Policies and the execution, delivery and performance of this Indemnification Agreement and the Insurance and Indemnity Agreement have been taken and licenses, orders, consents or other authorizations or approvals of any governmental boards or bodies legally required for the enforceability of the Policies have been obtained or are not material to the enforceability of the Policies.

     (d) Enforceability. The Policies, when issued, and this Indemnification Agreement and the Insurance and Indemnity Agreement will each constitute a legal, valid and binding obligation of the Insurer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

     (e) Financial Information. The balance sheet of the Insurer as of December 31, 1999 and the related statements of income, stockholder's equity and cash flows for the three fiscal years ended December 31, 1999, and the accompanying footnotes, and the unaudited balance sheet of the Insurer as of March 31, 2000, and the unaudited related statements of income, stockholder's equity and cash flows for the three month period ending March 31, 2000, fairly present in all material respects the financial condition of the Insurer as of such dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied. Any future financial statements of the Insurer incorporated by reference into the Offering Document relating to the Notes will fairly present in all material respects the financial condition of the Insurer as of their dated dates in accordance with generally accepted accounting principles consistently applied. Since March 31, 2000, there has been no change in such financial condition of the Insurer that would materially and adversely affect its ability to perform its obligations under the Policies.

     (f) Insurer Information. The information relating to the Insurer in the Prospectus Supplement dated May 25,2000 as of the date hereof under the caption "The Insurer and the Policy" and the financial statements of the Insurer incorporated by reference into the Offering Document (together the "Insurer Information") are true and correct in all material respects and do not contain any untrue statement of a material fact.

     Section 5. Indemnification.

     (a) Each of the Underwriters agrees, severally and not jointly, to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act, from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of any untrue statement of a material fact contained in the Underwriter Information with respect to such Underwriter or a breach of any of the representations and warranties of such Underwriter contained in
Section 3.

     (b) The Insurer agrees to pay, and to protect, indemnify and save harmless, each of the Underwriters and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of any untrue statement of a material fact contained in the Insurer Information or a breach of any of the representations and warranties of the Insurer contained in Section 4.

     (c) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of which the indemnity provided in this Section 5(a) or (b) may be sought from the Underwriters, on the one hand, or the Insurer, on the other (each, an "Indemnifying Party") hereunder, each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection
(c), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

     (d) To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand. The relative fault of each Indemnifying Party, on the one hand, and each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any of its representations and warranties set forth within the control of, the Indemnifying Party or the Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such breach. No person guilty of fraudulent misrepresentation (within the meaning Section
(11)(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No Underwriter shall be responsible for any amount in excess of an amount equal to the excess of the sales price to the public of the Notes purchased by such Underwriter over the price paid therefor by such Underwriter.

     Section 6. Amendments, Etc. This Indemnification Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto.

     Section 7. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered and telecopied to the recipient as follows:

          (a)  To the Insurer:

               Ambac Assurance Corporation
               One State Street Plaza
               New York, New York 10004
               Attention: Structured Finance Department
               Facsimile: (212) 208-3547

          (b)  To the Underwriters:

               c/o Chase Securities Inc.
               270 Park Avenue
               New York, New York 10017
               Attention: Global Securitized Finance
               Facsimile: (212) 834-6562


     A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

     Section 8. Severability. In the event that any provision of this Indemnification Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

     Section 9. Governing Law. This Indemnification Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws provisions thereof).

     Section 10. Counterparts. This Indemnification Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

     Section 11. Headings. The headings of Sections and the Table of Contents contained in this Indemnification Agreement are provided for convenience only. They form no part of this Indemnification Agreement and shall not affect its construction or interpretation.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

                                        Ambac Assurance Corporation,
                                          as Insurer

                                        By:   /s/ Nicholas G. Goumas
                                        _________________________________
                                        Name:   Nicholas G. Goumas
                                        Title:  First Vice President

                                        Chase Securities Inc.,
                                           as an Underwriter

                                        By:  /s/ Brad Dansker
                                        _________________________________
                                        Name:   Brad Dansker
                                        Title:  Vice President

                                        Banc of America Securities LLC,
                                          as an Underwriter

                                        By:     /s/ Bill Heskett
                                        _________________________________
                                        Name:   Bill Heskett
                                        Title:  Principal

                                        Deutsche Banc Alex. Brown,
                                          as an Underwriter

                                        By:  /s/ Christopher Beaubet
                                        _________________________________
                                        Name:   Christopher Beaubet
                                        Title:  Director

                                        Lehman Brothers Inc.
                                          as an Underwriter

                                        By:   /s/ William E. Lighten
                                        _________________________________
                                        Name:   William E. Lighten

                                                Managing Director
                                        Title:___________________________

                                        PNC Capital Markets, Inc.,
                                          as an Underwriter

                                        By:    /s/ Mark S. Falcione
                                        _________________________________
                                        Name:   Mark S. Falcione
                                        Title:  Director